SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERIGROUP CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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April 2, 2008

Dear Stockholder:

You are cordially invited to attend AMERIGROUP Corporation’s 2008 annual meeting of stockholders, which will be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464. After the formal business session, there will be a report on the state of the Company and a brief question and answer session.

The attached notice and proxy statement describes the items of business to be transacted at the annual meeting. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the annual meeting. Please follow the instructions on the enclosed proxy card.

Remember, you can always vote in person at the annual meeting, even if you have voted by proxy, if you are a stockholder of record or have a legal proxy from a stockholder of record. Thank you for your interest in our Company.

Sincerely,

AMERIGROUP Corporation

Jeffrey L. McWaters
Chairman of the Board of Directors

TABLE OF CONTENTS

PROPOSAL #2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS
4425 Corporation Lane
Virginia Beach, VA 23462

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 8, 2008

The 2008 annual meeting of stockholders of AMERIGROUP Corporation will be held in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time. Doors to the meeting will open at 9:30 a.m. The annual meeting will be held for the following purposes:

1. To elect three Directors to the Board of Directors, each for a three-year term ending in 2011;

2. To ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3. To transact such other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Notice of the annual meeting has been sent to all holders of record of AMERIGROUP Corporation’s common stock, par value $0.01 per share, at the close of business on March 21, 2008. All holders of record as of the close of business March 21, 2008 will be entitled to attend and vote at the meeting.

A copy of our 2007 Annual Report is being mailed together with this proxy material. We make available free of charge on or through our website at www.amerigroupcorp.com our Annual Report on Form 10-K for the year ending December 31, 2007. Information on our website is not incorporated into this proxy statement or our other securities filings and is not a part of these filings. Any stockholder who desires additional copies may obtain one without charge by sending a request to the Company, c/o Investor Relations, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

By Order of the Board of Directors,

Stanley F. Baldwin
Executive Vice President,
General Counsel and Secretary

Virginia Beach, Virginia
April 2, 2008

ANNUAL MEETING OF STOCKHOLDERS
May 8, 2008

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement has been sent to you to solicit your vote at the 2008 annual meeting of stockholders of AMERIGROUP Corporation to be held in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. Our Board of Directors is soliciting the accompanying form of proxy and urges you to sign the proxy card, fill in the date and return it immediately. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expense and delay. References in this proxy statement to “the Company,” “we,” “us” and “our” refer to AMERIGROUP Corporation.

Notice of the annual meeting has been sent to all stockholders of record of our common stock, par value $0.01 per share, who held such shares of stock at the close of business on March 21, 2008. You may vote your shares if you were a stockholder of record of our common stock as of the close of business on that date. Each share is entitled to one vote at the meeting. At the close of business on March 21, 2008, there were 53,508,847 outstanding shares of our common stock. The presence, in person or by properly executed proxy, of the holders of a majority of the shares outstanding is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast, and the three nominees who receive the greatest number of votes cast for election of Directors at the annual meeting will be elected. The ratification of the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of all shares present and entitled to vote.

Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. In the election of Directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of the independent registered public accounting firm, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

This proxy statement and the accompanying proxy materials are being mailed or distributed to stockholders beginning on or about April 2, 2008.

All holders of record of our common stock as of the close of business on March 21, 2008 will be entitled to attend and vote at the meeting. You may vote your shares either by proxy or in person, as follows:

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it by mail in the postage paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

•	FOR all of the nominees for Director;

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm to serve for the 2008 fiscal year; and

•	At the discretion of your proxies, on any other matters that may be properly brought before the annual meeting or any adjournment or postponement thereof.

•	In Person: You may attend the annual meeting and vote in person. To obtain directions to the annual meeting, you may contact the Company at (757) 490-6900. .

If you are a beneficial stockholder, meaning that your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Your bank, broker or other holder will vote your shares according to your instructions. As a beneficial stockholder, you may vote in person at the annual meeting provided that you obtain a legal proxy from the holder of record and present it to the inspector of election with your ballot.

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, please sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449.

You may revoke your proxy before it is voted at the meeting by (i) filing a written notice of revocation, dated after the proxy date, with American Stock Transfer & Trust Company, in its capacity as our transfer agent, (ii) sending to American Stock Transfer & Trust Company a later-dated proxy for the same shares of common stock, or (iii) attending the annual meeting and voting in person at the annual meeting. If you are a beneficial stockholder, you must follow the instructions found on your voting instruction card, or contact your bank or broker, in order to revoke your proxy. The mailing address for American Stock Transfer & Trust Company is 59 Maiden Lane, New York, NY 10038.

All expenses of soliciting proxies, including clerical work, printing and postage, will be paid for by the Company. Such solicitation will be made by mail and may also be made by Directors, officers and employees of the Company personally or by telephone, facsimile, e-mail or other electronic means, without additional compensation. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their reasonable expenses incurred in sending material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the fee for Morrow & Co., Inc. will be approximately $5,000, plus reasonable out-of-pocket costs and expenses. These fees will be paid by the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2008.

This proxy statement and the Annual Report are available at http://www.amerigroupcorp.com.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and charters for each of the standing committees of the Board of Directors. The corporate governance page can be found at www.amerigroupcorp.com, by clicking on “Click Here” under “About Our Company”, then clicking on “Investors,” and then clicking on “Corporate Governance.” A printed copy of the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics, and the committee charters is available to any stockholder without charge upon written request to our Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach Virginia 23462. The Charter of the Audit Committee is attached as Exhibit A hereto.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the “NYSE”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	The Board of Directors has adopted corporate governance principles;

•	A majority of the members of the Board of Directors are independent of the Company and its management within the meaning of the NYSE Director independence standards;

•	The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (“the Nominating/Governance Committee”). Each committee has a charter which clearly establishes its purpose and responsibility;

•	All members of the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee are independent within the meaning of the NYSE Director independence standards;

•	The independent members of the Board of Directors meet regularly without management participation;

•	The Company has a clear code of business conduct and ethics that applies to its Directors, officers and employees (the “Code of Business Conduct and Ethics”). The Code of Business Conduct and Ethics is administered by the Company’s Compliance Officer and is posted on our intranet site and corporate website;

•	The Company’s Compliance Officer has a direct reporting relationship to the Nominating/Governance Committee;

•	The Company has an anonymous hotline available to all employees by telephone or e-mail, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

•	The Company has adopted an additional separate code of ethics that applies to its executive officers and finance executives;

•	The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls and reports directly to the Audit Committee; and

•	The Company has a procedure by which stockholders can communicate directly with members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 28, 2008, by (i) each named executive officer listed in the Summary Compensation Table, (ii) each of our Directors, (iii) all Directors and executive officers as a group, and (iv) stockholders holding 5% or more of our outstanding common stock based on information previously provided to the Company by such beneficial owners.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 53,505,619 shares outstanding as of February 28, 2008.

	Number of
Name	Shares	Percent

James G. Carlson(1)(2)	815,246	1.5%
Jeffrey L. McWaters(1)(3)	1,004,881	1.8%
Thomas E. Capps(4)(5)	69,632	*
Jeffrey B. Child(1)(6)	92,842	*
Kay Coles James(1)(7)	40,922	*
William J. McBride(1)(8)	142,842	*
Uwe E. Reinhardt, Ph.D.(9)(10)	134,842	*
Richard D. Shirk(1)(11)	119,526	*
FMR LLC(12)	5,314,260	9.9%
T. Rowe Price Associates, Inc.(13)	3,916,180	7.3%
Baron Capital Group Inc.(14)	3,461,902	6.5%
EARNEST Partners, LLC(15)	3,409,842	6.4%
Renaissance Technologies(16)	3,103,900	5.8%
Barclays International Investors, NA(17)	3,029,896	5.7%
James W. Truess(1)(18)	120,304	*
Richard C. Zoretic(1)(19)	221,288	*
Stanley F. Baldwin(1)(20)	72,622	*
William T. Keena(1)(21)	19,603	*
All executive officers and Directors as a group (19 persons)	3,354,841	6.2%

*	Represents beneficial ownership of less than one percent.

(1)	The address for this person is c/o AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

(2)	Includes options to purchase 787,373 shares of our common stock and 21,664 unvested shares of restricted stock.

(3)	Includes 13,041 unvested shares of restricted stock.

(4)	Mr. Capps’ address is c/o Dominion Resources, Inc., 100 Tredegar Street, Richmond, VA 23219.

(5)	Includes options to purchase 58,441 shares of our common stock and 3,316 unvested shares of restricted stock.

(6)	Includes options to purchase 86,441 shares of our common stock and 3,316 unvested shares of restricted stock.

(7)	Includes options to purchase 32,441 shares of our common stock and 3,316 unvested shares of restricted stock.

(8)	Includes options to purchase 111,441 shares of our common stock and 3,316 unvested shares of restricted stock.

(9)	Dr. Reinhardt’s address is 351 Wallace Hall, Princeton University, Princeton, NJ 08554.

(10)	Includes options to purchase 128,441 shares of our common stock and 3,316 unvested shares of restricted stock.

(11)	Includes options to purchase 112,441 shares of our common stock and 3,316 unvested shares of restricted stock.

(12)	Represents shares of our common stock owned by FMR LLC (“FMR”) as of December 31, 2007, as derived solely from information reported in a Schedule 13G/A under the Securities Exchange Act of 1934 (the “Exchange Act”), filed with the SEC on February 14, 2008. The principal business address for FMR is 82 Devonshire Street, Boston, MA 02109.

(13)	Represents shares of our common stock owned by T. Rowe Price Associates, Inc. (“T. Rowe”) as of December 31, 2007, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 13, 2008. The principal business address for T. Rowe is 100 E. Pratt Street, Baltimore MD 21202.

(14)	Represents shares of our common stock owned by Baron Capital Group, Inc. (“Baron”) as of December 31, 2007, as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 14, 2008. The principal business address for Baron is 767 Fifth Avenue, New York, NY 10153.

(15)	Represents shares of our common stock owned by EARNEST Partners, LLC (“EARNEST”) as of December 31, 2007, as derived solely from information reported in a Schedule 13G/A under the Exchange Act filed with the SEC on January 31, 2008. The principal business address for EARNEST is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(16)	Represents shares of our common stock owned by Renaissance Technologies, LLC (“Renaissance”) as of December 31, 2007, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 13, 2008. The principal business address for Renaissance is 800 Third Avenue, New York, NY 10022.

(17)	Represents shares of our common stock owned by Barclays Global Investors, N.A. (“Barclays”) as of December 31, 2007, as derived solely from information reported in a Schedule 13G under the Exchange Act filed with the SEC on February 5, 2008. The principal address for Barclays is 45 Fremont Street, San Francisco, CA 94105.

(18)	Includes options to purchase 103,225 shares of our common stock and 15,384 unvested shares of restricted stock.

(19)	Includes options to purchase 214,912 shares of our common stock and 6,376 unvested shares of restricted stock.

(20)	Includes options to purchase 61,702 shares of our common stock and 3,337 unvested shares of restricted stock.

(21)	Includes options to purchase 16,396 shares of our common stock and 3,207 unvested shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who beneficially own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, Directors and stockholders holding ten percent or more of our outstanding common stock are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file. Based solely on a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no other filings were required for those persons, we believe that all the Section 16(a) filing requirements applicable to our executive officers, Directors and greater than ten percent stockholders were complied with for the year ended December 31, 2007.

PROPOSAL #1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently has eight members, only two of whom, Mr. McWaters, the Chairman of the Board, and Mr. Carlson, our President and Chief Executive Officer, are employees of the Company. Mr. McWaters will be retiring as a Director immediately prior to the annual meeting.

The Company’s Amended and Restated Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year at the annual meeting. Each class of Directors is elected for a term of three years, except in the case of elections to fill vacancies or newly appointed Directorships.

Three Directors will be elected at the annual meeting to serve until the annual meeting of stockholders in 2011 and until the election and qualification of their successors, or their earlier death, resignation or removal. Unless otherwise indicated on any proxy, the shares that are represented by such proxy will be voted FOR each of the nominees whose biographical information appears in the section below. Each of the nominees is now serving as a Director of the Company. Each nominee has consented to serve if elected. However, if at the time of the meeting any nominee is unable or unwilling to serve, the proxies will be voted for such other person as the Board of Directors may designate.

Vote Required

Directors will be elected by a plurality of the votes cast. The Board of Directors unanimously recommends that you vote FOR the election to the Board of Directors of each of the three nominees identified below.

Nominees For Director
(Terms to expire in 2011)

James G. Carlson	Mr. Carlson, age 55, has been one of our Directors since 2007. Mr. Carlson has been our President and Chief Executive Officer since September 1, 2007. Previously, he served as our President and Chief Operating Officer since 2003. Prior to joining us, Mr. Carlson co-founded Workscape, Inc. in 1999, a privately held provider of benefits and workforce management solutions, for which he also served as Chief Executive Officer and a Director. Earlier in his career, Mr. Carlson was an Executive Vice President of UnitedHealth Group and President of its UnitedHealthcare business unit, which served more than 10 million members in HMO and PPO plans nationwide. Mr. Carlson also serves on the Board of Directors of the National Kidney Foundation and the Health Sector Advisory Council of Duke University’s Fuqua School of Business, in addition to numerous community charitable organizations. On July 6, 2007, Mr. Carlson was elected as a Director of the Company for a term that expires in 2008.

Jeffrey B. Child	Mr. Child, age 48, has been one of our Directors since 2003. Since July 2004, Mr. Child has served as the Chief Financial Officer of a family office of an unaffiliated third party. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. equity capital markets at Banc of America Securities LLC, where he was responsible for its public equity underwriting business in the United States. Prior to that, he served as Managing Director of the Banc of America Securities’ healthcare group. Mr. Child also serves on the Board of Directors of ev3 Inc. and is a Trustee of the Menlo Park City School District Board of Education. On May 11, 2005, Mr. Child was re-elected as a Director of the Company for a three-year term that expires in 2008.

Richard D. Shirk	Mr. Shirk, age 62, has been one of our Directors since 2002. Mr. Shirk has been retired since April 2002. Prior to that, Mr. Shirk served as Chairman and Chief Executive Officer of Cerulean Companies and as President and Chief Executive Officer of its wholly-owned subsidiary, Blue Cross and Blue Shield of Georgia. He has also held senior executive positions with CIGNA HealthCare, EQUICOR — Equitable HCA Corporation and The Equitable. Mr. Shirk also serves on the Board of Directors of the SSgA funds and a number of privately held companies. He is also on the Board of Trustees of Gettysburg College. On May 11, 2005, Mr. Shirk was re-elected as a Director of the Company for a three-year term that expires in 2008.

Directors Continuing in Office

Thomas E. Capps	Mr. Capps, age 72, has been one of our Directors since 2004. In 2007, Mr. Capps retired as Chairman of the Board of Dominion Resources, Inc., a position he had held since 2004. Prior to that, Mr. Capps served as the Chairman and Chief Executive Officer of Dominion Resources, Inc. Mr. Capps received his undergraduate and law degrees from the University of North Carolina at Chapel Hill. Mr. Capps joined Dominion in 1984 after practicing law in North Carolina and Florida and holding positions in the law departments of two other electric utility companies. Mr. Capps also serves on the Board of Directors of Associated Electric and Gas Insurance Service and The Shaw Group, Inc. He serves on the Board of Visitors of the College of William and Mary and Board of Trustees of the University of Richmond. On May 10, 2006, Mr. Capps was re-elected as a Director of the Company for a three-year term that expires in 2009.

William J. McBride	Mr. McBride, age 63, has been one of our Directors since 1995. Mr. McBride has been retired since 1995. Prior to that, Mr. McBride was President, Chief Operating Officer and a Director of Value Health, Inc. and President and Chief Executive Officer of CIGNA Healthplans, Inc. Mr. McBride also serves on the Board of Directors of Magellan Health Services, Inc. and a number of privately held companies. On May 10, 2006, Mr. McBride was re-elected as a Director of the Company for a three-year term that expires in 2009.

Kay Coles James	Ms. James, age 58, has been one of our Directors since 2005. She is the President of The Gloucester Institute. From June 2001 to January 2005, Ms. James served as Director, U.S. Office of Personnel Management, where she was principal human resources advisor to President George W. Bush. She has also served as Secretary of Health and Human Services for the Commonwealth of Virginia; Senior Fellow at The Heritage Foundation; and Assistant Secretary of the U.S. Department of Health and Human Services. She currently serves on the Board of The Heritage Foundation, and the National Board of The Salvation Army. Ms. James previously served on the AMERIGROUP Corporation Board of Directors from October 28, 1999 until July 26, 2001. Ms. James is a graduate of Hampton University and the author of three books. Ms. James also serves on the Board of Directors of The PNC Financial Services Group, Inc. On May 10, 2007, Ms. James was re-elected as a Director of the Company for a three-year term that expires in 2010.

Uwe E. Reinhardt, Ph.D.	Dr. Reinhardt, age 70, has been one of our Directors since 2002. He is the James Madison Professor of Political Economy and Public Affairs of Princeton University, a Trustee of Duke University and of its Duke University Health System, a Trustee of the H&Q Healthcare Investors and H&Q Life Sciences Investors, and a member of the Editorial Board of the Journal of the American Medical Association, Health Affairs and several other journals. Dr. Reinhardt serves on the Board of Boston Scientific Corporation. He is a Commissioner on the Henry J. Kaiser Family Foundation’s Commission on Medicaid and the Uninsured. Until 2002, he had served for five years on the Center for Health Care Strategies, a non-profit think tank focused on improving managed-care techniques for the Medicaid and State Children’s Health Insurance Program populations. On May 10, 2007, Dr. Reinhardt was re-elected as a Director of the Company for a three-year term that expires in 2010.

Jeffrey L. McWaters	Mr. McWaters, age 51, serves as our Chairman of the Board of Directors. Mr. McWaters founded the Company in 1994 and served as Chief Executive Officer and Chairman of the Board until September 2007, at which time he retired as Chief Executive Officer. From 1991 to 1994, Mr. McWaters served as President and Chief Executive Officer of Options Mental Health, a national managed behavioral healthcare company and prior to that in various senior-operating positions with EQUICOR — Equitable HCA Corporation and CIGNA HealthCare. Mr. McWaters is a member of the Board of Visitors of the College of William and Mary, a Director of America’s Health Insurance Plans and a member of the NYSE Listed Companies Advisory Board. Mr. McWaters is retiring as a Director immediately prior to the annual meeting.

Information About the Board of Directors and its Committees

The Board of Directors met 13 times in 2007. There were eight regular Board meetings and five special Board meetings. No incumbent Director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which the Director served during the period in which the Director served in 2007. Directors are encouraged to attend the annual meeting of stockholders and an in-person meeting of the Board of Directors is scheduled in conjunction with the annual meeting.

None of the current Directors, except the Chairman, Mr. McWaters and Mr. Carlson, our President and Chief Executive Officer, has any other material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a Director or stockholder of the Company. On this basis, the Board of Directors has determined that each of the current Directors, except for Messrs. McWaters and Carlson, is independent within the meaning of the NYSE’s Director independence standards.

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors, the non-management Directors as a group or any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual Directors or any group of Directors or Board committee or chair of such committee, correspondence should be addressed to the Board of Directors or any such individual Director or group of Directors or Board committee or chair of such committee by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed. Members of the Board of Directors may be contacted electronically by sending an e-mail to corpbod@amerigroupcorp.com. The e-mail should indicate whether it is directed to the Board of Directors as a whole or to a specific Director or Committee chair.

The non-management Directors meet periodically in executive sessions without the participation of management. Executive sessions are currently scheduled to be held either on the day prior to or the day of each of the four regularly scheduled in-person meetings of the Board of Directors. At the first executive session of the year, the non-management Directors select a Director to preside at all executive sessions to be held that year. On February 12, 2008, the non-management Directors selected Richard D. Shirk to preside at all executive sessions to be held in 2008.

The Board of Directors is responsible for selecting the nominees for election to the Board of Directors. It is the responsibility of the Nominating/Governance Committee to develop selection criteria for Board of Directors membership and to review and consider prospective Board of Directors candidates.

The Nominating/Governance Committee will consider Director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of our common stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Nominating/Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recently held annual meeting of stockholders. For the Company’s 2009 annual meeting of stockholders, this deadline is January 8, 2009.

Committees of the Board

The Board of Directors has three standing committees: the Nominating/Governance Committee, the Audit Committee and the Compensation Committee. Each committee is governed by a charter, a current copy of which is available on our corporate website at www.amerigroupcorp.com and can be found by clicking on “Click Here” under “About Our Company” then clicking on “Investors,” and then clicking on “Corporate Governance.” A copy of each charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

The Nominating/Governance Committee

The Company has a Nominating/Governance Committee. The members of the Nominating/Governance Committee are Uwe E. Reinhardt, Ph.D., Jeffrey B. Child and Kay Coles James, with Dr. Reinhardt serving as the Chairperson, each of whom, the Board has determined in its business judgment, is an independent Director within the meaning of the NYSE Director independence standards. The Nominating/Governance Committee met five times during 2007.

The functions of the Nominating/Governance Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as Directors of the Company;

•	recommending to the Board of Directors the Directors to serve on committees of the Board of Directors;

•	advising the Board of Directors with respect to matters of Board of Directors composition, procedures and committees;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally;

•	developing and recommending to the Board of Directors a Code of Business Conduct and Ethics and overseeing such matters generally; and

•	overseeing the annual evaluation of the Board of Directors.

The Nominating/Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating/Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating/Governance Committee also seeks to have the Board of Directors represent a diversity of backgrounds, experience and skills.

The Nominating/Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Committee if they are aware of persons, meeting the criteria described above, who might be available to serve on the Board of Directors. The Nominating/Governance Committee also, from time-to-time, may engage firms that specialize in identifying Director candidates. As described above under “Information About the Board of Directors and its Committees,” the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee collects and reviews available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairperson or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating/Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

The Audit Committee

The members of the Audit Committee are William J. McBride, Richard D. Shirk and Jeffrey B. Child, with Mr. McBride serving as the Chairperson, each of whom, the Board of Directors has determined, is an independent Director within the meaning of the NYSE Director independence standards. The Board of Directors believes, in its business judgment, that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE listing standards. Based on his business experience previously described on page 7 of this proxy statement, as well as his prior experience as a certified public accountant and a Chief Financial Officer of a publicly-traded company, the Board of Directors has determined that Mr. McBride is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933. The Audit Committee met 12 times in 2007.

Management is responsible for the preparation of the Company’s consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. KPMG LLP, as independent registered public accounting firm for the Company, is responsible for performing an independent audit of our consolidated financial statements and of the Company’s internal control over financial reporting and issuing reports thereon, in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is responsible for reviewing the financial information which will be provided to stockholders and others, the systems of internal controls, which management and the Board of Directors have established, the performance and selection of an independent registered public accounting firm, and the Company’s audit and financial reporting processes.

The Audit Committee approves the scope of audits and other services to be performed by the Company’s independent registered public accounting firm and internal auditors; considers whether the performance of any professional service by the independent registered public accounting firm, other than services provided in connection with the audit function, could impair the independence of the outside independent registered public accounting firm; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; reviews the Company’s financial performance quarterly prior to the release of earnings; reviews management’s discussion and analysis in the interim unaudited consolidated financial statements each quarter before the Company files its quarterly report on Form 10-Q with the SEC, and reviews management’s discussion and analysis in the annual audited consolidated financial statements before the Company files its annual report on Form 10-K with the SEC.

It is the Company’s policy that all fees paid to the independent registered public accounting firm that performs the independent audit of the Company’s financial statements be pre-approved by the Audit Committee.

All requests for fee pre-approval must first be presented to the Company’s General Auditor along with information about the nature of the proposed engagement including the amount of the fee and its timing. If the General Auditor deems the engagement appropriate, he will arrange to have the engagement presented to the Audit Committee for pre-approval. All engagements must be pre-approved by the Audit Committee prior to entering into an agreement for or commencing services.

The Audit Committee Report

The Audit Committee has reviewed management’s discussion and analysis included in the Company’s annual report on Form 10-K and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2007.

At its meeting on February 11, 2008, the Audit Committee discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed under the PCAOB standards, SEC rules and by Statement on Auditing Standards (SAS) No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications.

The Audit Committee received and reviewed the written disclosures from KPMG LLP as required by Independence Standards Board Standard No. 1 as amended, and has discussed with the independent registered public accounting firm their independence. The Audit Committee considered whether the provision of non-audit services was compatible with KPMG LLP’s independence in performing audit services.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 22, 2008.

Members of the Audit Committee:

William J. McBride (Chairperson)
Jeffrey B. Child
Richard D. Shirk

The Compensation Committee

The members of our Compensation Committee are Richard D. Shirk, William J. McBride and Thomas E. Capps, with Mr. Shirk serving as the Chairperson, each of whom, the Board of Directors has determined, is an independent Director within the meaning of the NYSE Director independence standards. The Compensation Committee met 14 times in 2007.

The Compensation Committee, among other things, sets the overall compensation philosophy of the Company, considers management proposals relating to compensation, reviews and makes recommendations to the Board of Directors with respect to compensation and benefit issues, and administers the terms of performance-based compensation of the key officers of the Company, including our Named Executive Officers (described below).

Compensation Committee Interlocks and Insider Participation

During 2007, our Compensation Committee consisted of Messrs. Shirk (Chairperson), McBride and Capps, none of whom was at any time during fiscal 2007 or at any other time, an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

The Compensation Committee Report

Management of the Company has prepared the following Compensation Discussion and Analysis, and the Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2008 annual meeting of stockholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the SEC on February 22, 2008.

Members of the Compensation Committee:

Richard D. Shirk (Chairperson)
William J. McBride
Thomas E. Capps

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives

The objectives of our executive compensation program are to provide incentives for executives to enhance company performance, create stockholder value and to attract and retain executive talent. Accordingly, our executive compensation program is based upon the following core principles:

•	Pay-for-Performance: We emphasize pay-for-performance and believe that actual compensation should be closely aligned with Company and individual performance. We measure Company performance against previously determined financial and non-financial performance goals, as well as against the performance of our Industry Peer Group (described below) and the S&P 500 Healthcare Index. We measure an individual’s performance against previously determined major job objectives (“MJOs”) applicable to that individual’s position and responsibilities. We believe that tying executive compensation to performance is the best way to encourage responsible and profitable growth, while taking into consideration other non-financial performance goals such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans.

•	Compensation Aligned with Stockholder Interests: We believe that compensation should be directly linked to, and provide incentives for, the creation of stockholder value and delivery of stockholder return. Accordingly, certain components of our executives’ compensation are directly linked to the Company’s achievement of earnings per share (“EPS”) targets, total stockholder return and revenue and EPS growth.

•	Market Competitive Compensation: We operate in a highly competitive industry where there is a great demand for talented executives. We need to be competitive in the market with respect to compensation programs in order to attract these executives. Accordingly, we believe that our compensation programs should be competitive with other organizations in our industry and with organizations with whom we compete for executive talent.

Total Compensation Components

We seek to achieve the foregoing core principles through the following compensation components, collectively referred to as “Total Compensation”:

•	base salary;

•	performance-based annual cash bonuses (“MJO Bonuses”);

•	performance-based long-term cash incentives (“LTIP Awards”); and

•	long-term equity compensation.

We consider the value and relative weighting of each component of Total Compensation in order to provide market-competitive compensation and to motivate and reward executives for performance. This consideration is subjective and not formulaic. We engage nationally recognized compensation consulting firms from time to time to assist with developing our compensation programs, including the target levels of compensation and the relative weighting of the Total Compensation components. In addition to the components of Total Compensation, we provide competitive employee benefits to our executives.

Compensation Consultants, Peer Group Information and Benchmarking

Since 2002, we have engaged Towers Perrin as our compensation consultant. Towers Perrin assists management with, among other things, benchmarking our compensation practices among our Industry Peer Group (described below) and in providing a broader market perspective relative to compensation practices of comparable Fortune 1000 companies. In addition, they assess the design of our compensation components and our Total Compensation program relative to our compensation objectives, market practices and other factors and provide information necessary to calculate our performance against our Industry Peer Group and the S&P 500 Healthcare Index to determine the nature and amount of certain compensation awards. Our Compensation Committee has engaged Hewitt Associates LLC as its independent compensation consultant. Hewitt Associates provides the Committee with advice regarding executive compensation, including new trends and compensation program design and director compensation. Hewitt Associates also assists the Committee in reviewing management’s compensation proposals for reasonableness against our executive compensation philosophy.

During 2007 and following completion of the 2007 performance year, Towers Perrin and Hewitt Associates assisted us with the following:

Industry Peer Group:  During 2007, Towers Perrin and Hewitt Associates performed a comprehensive analysis of the Total Compensation for our Named Executive Officers that compared the value of each officer’s total target compensation to the corresponding compensation awarded to top executives within our Industry Peer Group. For 2007, our Industry Peer Group consisted of the following publicly traded companies: Centene Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., Magellan Health Services, Inc., Molina Healthcare, Inc., Sierra Health Services, Inc. and WellCare Health Plans, Inc. The purpose of the comparison was to ensure that targeted Total Compensation for our Named Executive Officers is generally aligned with the median level of our Industry Peer Group. In performing this comparison, our compensation consultants used the most recent proxy data available and compensation surveys when proxy information was not available for a particular executive compensation comparison. Over the past several years, the number of companies in our peer group has been reduced through industry consolidation. As a result, in 2008 we will add AETNA, Inc., CIGNA, Corp., Healthspring, Inc., UnitedHealth Group, Inc. and WellPoint, Inc. to our Industry Peer Group. To the extent that these entities differ materially in size (in revenues) from the Company, the compensation information will be adjusted appropriately for scale and scope using regression analysis or other statistical methods. Sierra Health Services, Inc. will be removed from the Industry Peer Group in 2008 due to its acquisition by UnitedHealth Group, Inc. We are expanding our Industry Peer Group because we believe that a comparative group that is not sufficiently large creates the potential for inappropriate comparison points if one peer group member significantly outperforms or underperforms the group as a whole or provides compensation that is not consistent with industry norms.

Comparable Fortune 1000 Companies:  Towers Perrin also provided aggregate size adjusted compensation information based on survey information from a broader range of Fortune 1000 companies with whom we compete in attracting executive talent. In 2007, we used this information as another comparison point to set target compensation, to ensure that our compensation program is competitive in the market place and to ensure that actual compensation paid to our executives is reasonable.

Performance versus our Peers and Market Index:  Towers Perrin also compiled the financial and stock performance information for our Industry Peer Group and the S&P 500 Health Care Index for one-year and three-year periods. Our Compensation Committee compared our financial and stock performance against that information for the purposes of determining the value of certain equity awards to our Named Executive Officers as discussed under the heading “Equity Awards Granted in 2007” on page 22.

Tally Sheets:  In 2007, the Committee reviewed tally sheets for the Named Executive Officers prepared by Hewitt Associates. The tally sheets affixed dollar amounts to all components of target Total Compensation for 2007, including base salary, MJO Bonus, LTIP Awards, equity grants, benefits and potential payments associated with a change in control or termination of employment, if applicable. The Committee reviews tally sheets in order to ensure that target Total Compensation is reasonable, to understand the realizable value of outstanding vested equity awards and to understand potential payment obligations arising from termination of employment or change in control. The Committee intends to review tally sheets for our Named Executive Officers on an annual basis.

2007 Target Total Compensation

For 2007, our Compensation Committee set our Named Executive Officers’ targeted Total Compensation at approximately the median level of our Industry Peer Group, based on available data. Although we target Total Compensation at approximately the median level, our compensation program allows these executive officers to earn above the median and up to, and in some instances above, the 75th percentile of our Industry Peer Group in the event we exceed our performance goals and outperform our peers. The amount by which we compensate our Named Executive Officers above the median is dependent upon, and directly linked to, the extent to which we outperform our goals and/or our peers.

In comparing the target compensation of our Named Executive Officers to the median level of our Industry Peer Group, we compare the officers’ compensation based on rank, not position title. For example, we compare the target compensation of our second most highly compensated Named Executive Officer to the median compensation attributable to second most highly compensated officer of our Industry Peer Group. In 2007, Mr. Carlson succeeded Mr. McWaters as Chief Executive Officer, effective September 1, 2007. As a result, Mr. Carlson’s 2007 base salary, MJO annual target and base equity target were increased and Mr. McWaters’ 2007 base salary and base equity target were decreased. For the purposes of comparing Mr. Carlson’s and Mr. McWaters’ 2007 Target Compensation to the median compensation of our Industry Group, we have compared Mr. Carlson’s adjusted targets and Mr. McWaters unadjusted targets to the median compensation of the most highly compensated officer of our Industry Peer Group. We have chosen to take this approach so that the compensation information for both Mr. Carlson and Mr. McWaters is generally compared to the median compensation of the chief executive officers of our Industry Peer Group, which are generally the most highly compensated officer of our peers.

The table below sets forth the targets for Total Compensation and the target for each component of Total Compensation for our Named Executive Officers. These targets were set by our Compensation Committee in February 2007 for the 2007 performance year. As noted above, for Mr. Carlson, the targets as adjusted on September 1, 2007 are reflected below. The table also shows the median total compensation of our Industry Peer Group and the comparison of the targets of our Named Executive Officer to that median. These measures were used by the Committee when setting 2007 target Total Compensation.

										Company
					LTIP					Targets as a
					Target for					Percentage of
					2007				Industry	Industry Peer
			2007 MJO		Performance	2007 Base		2007 Target	Peer Group	Group Median
	2007 Base		Annual		(Payable March	Equity		Total	Median Total	Total
Named Executive	Salary		Target		2010) (1)	Target (2)		Compensation	Compensation(3)	Compensation(3)
Officer and Position	$		$		$	$		$	$	%

James G. Carlson,	725,000	(4)	1,268,750	(4)	300,000	1,965,000	(4)	4,258,750	4,856,513	87.7
President & Chief Executive Officer
Jeffrey L. McWaters	725,000	(5)	1,268,750		666,815	1,965,000	(5)	4,625,565	4,856,513	95.2
Chairman and Former Chief Executive Officer
James W. Truess,	475,000		350,000		200,000	725,000		1,750,000	1,895,198	92.3
Chief Financial Officer
Richard C. Zoretic,	375,000	(6)	300,000		200,000	650,000		1,525,000	1,561,140	97.7
Chief Operating Officer
Stanley F. Baldwin,	350,000		225,000		100,000	250,000		925,000	957,600	96.6
Secretary and General Counsel
William T. Keena,	325,000		175,000		100,000	150,000		750,000	729,750	102.8
Executive Vice President, Support Operations

(1)	LTIP Target for 2007 is equal to the three-year amount payable in 2010 (referred to as the “2010 LTIP Award”) as more fully described below.

(2)	2007 Base Equity Target is equal to the value of the target equity award at the time of grant determined using Black-Scholes-Merton methodology to be granted following the 2007 performance year which will vest over future periods.

(3)	The Industry Peer Group median total compensation was determined by Towers Perrin in February 2007 based on publicly available data.

(4)	In connection with Mr. McWaters’ retirement as Chief Executive Officer effective August 31, 2007, Mr. Carlson was promoted to President and Chief Executive Officer on September 1, 2007 from the position of President and Chief Operating Officer. In connection with his promotion, his salary was increased from $580,000 to $725,000, his annual MJO target for 2007 was increased from $1,015,000 to $1,268,750 and his target equity grant was increased from $763,000 to $1,965,000.

(5)	In connection with Mr. McWaters’ retirement as Chief Executive Officer effective August 31, 2007, his salary was decreased from $725,000 to $450,000 and his equity target was decreased from $1,965,000 to $736,875.

(6)	On September 1, 2007, Mr. Zoretic was promoted from Executive Vice President to the position of Executive Vice President and Chief Operating Officer. No base salary or equity target adjustments were made.

Executive Compensation Awards in 2007

Our practices with respect to the elements of Total Compensation are described below, followed by the factors we considered in determining compensation targets in February 2007 for the 2007 performance year and actual compensation awards for the 2007 performance year amended in early 2008. As described below, the Company outperformed its financial and other performance goals in 2007. As a result, actual compensation awards to our Named Executive Officers exceeded target.

Base Salary

Base Salary Purpose.  The purpose of base salary is to reflect job responsibilities, anticipated future value to the Company and market competitiveness, while providing a stable source of income for our executives.

Base Salary Considerations.  Our Compensation Committee evaluates and adjusts our Named Executive Officers’ salaries annually, generally in February, unless market conditions or other factors require a mid-year evaluation. In determining base salary compensation, we assess the following:

•	overall Company performance for the preceding year;

•	the executive’s performance against his or her MJOs for the preceding year and the executive’s talent, experience and responsibilities; and

•	applicable market pay information.

The process of setting base salary is subjective and does not utilize a formulaic weighting of the foregoing factors. In evaluating overall Company performance, the Compensation Committee considers whether or not the Company attained its performance goals during the preceding year. We also consider the level of attainment of an individual’s MJOs during the preceding year. MJOs are generally related to the attainment of specific operational or business initiatives and goals, such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans and initiatives. MJOs may also include the performance goals available under our 2007 Cash Incentive Plan (the “Cash Incentive Plan”), which are discussed on pages 17 and 18.

In setting base salary compensation, we also consider an executive’s talents, experience and responsibilities, including his or her past and expected future contributions to the Company. We strongly believe in engaging the best talent in critical functions of the Company. Accordingly, we may determine from time to time that it is in the best interests of the Company to establish compensation packages, including base salary, that deviate from the general principle of targeting the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues. Finally, we consider applicable market pay information, including the external compensation data of other organizations as discussed above.

Consistent with our pay-for-performance philosophy, we generally set base salaries at approximately the median level of our Industry Peer Group, while providing executives the opportunity to earn above-market median compensation from other components of Total Compensation that are more closely tied to performance, such as MJO Bonuses and LTIP Awards, and to stockholder return, such as equity grants. However, we recognize the need to balance the components of Total Compensation appropriately depending on an executive’s position and ability to impact our results. Accordingly, we structure our compensation programs so that a significant portion of our senior executives’ targeted Total Compensation is “at risk” (in the form of MJO Bonuses, LTIP Awards and outperform equity grants) and more heavily dependent upon our results. By contrast, our compensation programs for our broad-based employee population, which are generally not eligible for MJO Bonuses, LTIP awards or equity grants are designed to provide more income stability, and a smaller portion of most employees’ Total Compensation is “at risk.” We believe that the design of our compensation program is effective in achieving our pay for performance philosophy by aligning compensation for those executives whose roles, responsibilities and decisions most directly impact our results and performance.

Base Salaries for 2007.  The 2007 salaries paid to our Named Executive Officers are set forth in the Summary Compensation Table on page 25. In 2007, Messrs. Carlson, McWaters, Truess, Zoretic, Baldwin and Keena received base salary increases in February 2007 of 12.0%, 10.6%, 5.5%, 18.3%, 7.7% and 8.3%, respectively. These increases were a reflection of strong performance by our Company and each Named Executive Officer in 2006. These increases were also designed to keep our Named Executive Officers’ salaries at approximately the median level of our Industry Peer Group. Consistent with our philosophy of placing a greater emphasis on performance based incentive compensation, we believe that the 2007 salaries of our Named Executive Officers are, on average, at approximately the market median level. Mr. Carlson also received a base salary increase effective September 1, 2007 from $580,000 to $725,000 in connection with his promotion to Chief Executive Officer. The increase was designed to recognize the increase in Mr. Carlson’s position and responsibilities.

Annual and Long-Term Incentives; The Chairman’s Bonus Plan

We provide incentive cash and equity-based compensation under our Chairman’s Bonus Plan (the “Bonus Plan”). The Bonus Plan has three components: the MJO Bonus, the LTIP Award and certain equity-based compensation. Participants in the Bonus Plan can receive an award only if the Company meets or exceeds its financial and non-financial performance goals and the executive attains the requisite percentage of his or her MJOs.

All participants in the Bonus Plan are eligible for the MJO Bonus. Certain of the participants are eligible for the MJO Bonus and equity-based compensation. Certain other participants, including our Named Executive Officers, are eligible for the MJO Bonus, LTIP Award and equity-based compensation. The type and amount of the award targets under the Bonus Plan reflect the participant’s level of responsibility along with past performance and anticipated future contributions to the Company. The Compensation Committee sets the type and amount of target awards for our Chief Executive Officer and the other Named Executive Officers. When setting the type and amount of target awards of the other Named Executive Officers, the Compensation Committee seeks input from our Chief Executive Officer.

The Bonus Plan is structured to compensate executives at approximately the market median if the Company meets its performance goals. In the event that we outperform our goals and we outperform our Industry Peer Group and the S&P Healthcare Index, our executives can earn above the market median up to or above the 75th percentile of our Industry Peer Group. The level by which we compensate our executives above the market median is directly tied to the level by which we exceed our goals and outperform these measurement groups. In order to reflect individual performance, we may grant awards to particular executives under the Bonus Plan below, at, or above, the level of our performance versus these measurement groups. As a result, actual awards to certain executives under the Bonus Plan may be less than the market median or may exceed the 75th percentile of our Industry Peer Group.

Performance-Based Annual Cash Bonuses (MJO Bonuses)

MJO Bonus Purpose.  The purpose of the MJO Bonus is to provide short-term incentive compensation tied to individual and Company annual performance.

MJO Bonus Considerations.  MJO Bonuses are paid under the terms of our Cash Incentive Plan and are measured over a one-year period. MJO Bonuses are generally paid prior to March 15th following the year for which the bonus is earned. The MJO Bonus formula has the following components:

Annual MJO Target ($)	x	Percentage of MJOs Attained (%)	x	Percentage of Company Financial Goals Attained (%)	=	MJO Bonus ($)

The “Annual MJO Target” is based on market-competitive data and is set either as a fixed dollar amount or as a percentage of base salary. During February of each year, the Compensation Committee sets the Annual MJO Target for our executives for that year. Following the end of the year, executives are evaluated against previously determined MJOs. The Compensation Committee evaluates the performance of our Chief Executive Officer against his respective MJOs. The performance of each of our other Named Executive Officers is evaluated by our Chief Executive Officer and the Committee. The “Percentage of MJOs Attained” is the result of this evaluation. In the event an executive fails to attain at least 80% of his or her MJOs, the executive will not be eligible for a MJO Bonus. The Percentage of MJOs Attained is capped at 120%.

We measure Company performance against previously determined performance goals set by our Compensation Committee. These goals can be based on numerous performance metrics set forth in the Cash Incentive Plan, including: (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) gross revenue; (vi) return on assets; (vii) market share; (viii) cost reduction goals; (ix) earnings from continuing operations, levels of expense, cost or liability; (x) membership goals; (xi) operating cash flows; (xii) operating margin; (xiii) stockholder return; (xiv) expense management; (xv) return on capital; (xvi) membership satisfaction; (xvii) new product development; (xviii) new market penetration; (xix) goals on acquisitions and divestitures; or (xx) economic value added, in each case, as applicable, as determined in accordance with generally accepted accounting principles. The “Percentage of Company Financial Goals Attained” is the result of this measurement. If we fail to meet our financial goals, the result of this measurement is zero and our executives do not receive MJO Bonuses. If we meet our goals, the result of this measurement will equal 100%. In the event that we outperform our goals, our executives are eligible for MJO Bonuses in excess of their respective Annual Target up to 175% of the Annual Target. From time-to-time, our Compensation Committee awards MJO Bonuses in excess of 175% of the Annual Target to recognize outstanding performance.

MJO Bonuses for 2007 performance.  In February 2007, our Compensation Committee set Company financial performance goals, executive MJOs and Annual MJO Targets for 2007. The Company’s 2007 financial performance goals related to the achievement of 2007 full-year EPS in an amount equal to or in excess of the Company’s EPS guidance of $1.85 to $2.00, which the Company announced in a press release on February 14, 2007. When setting 2007 Annual MJO Targets in February 2007, the Committee set a point within the EPS guidance range that, if attained, would equate to 100% of the Company’s performance goals being attained. The Committee also set the points above the upper end of the EPS guidance range that, if attained, would equate to greater than 100% of the Company’s financial performance goals being attained. The Committee also approved MJOs related to strategic business and operational initiatives applicable to 2007 for our Named Executive Officers. We believe that the Company’s financial performance goals with respect to EPS and the Named Executive Officers’ MJOs were established with a significant degree of difficulty so that payout would not be assured.

On February 13, 2008, we reported 2007 full year EPS of $2.16, significantly exceeding our EPS guidance of $1.85 to $2.00. Based on the formula approved by our Compensation Committee in February 2007, EPS of $2.16 equated to the Company out-performing its performance goals such that the Company’s bonus pool was funded above target. In February 2008, the Committee evaluated the performance of Mr. Carlson and Mr. McWaters against their respective 2007 MJOs. The Committee, with the assistance of Mr. Carlson, also evaluated the performance of the other Named Executive Officers against their respective MJOs. The results of these evaluations were that each Named Executive Officer had, in the aggregate, performed successfully against his respective MJOs such that he would receive a 2007 MJO Bonus in excess of target. A sample of the MJOs for each Named Executive Officer against which their respective performance in 2007 was measured is set forth below.

2007 MJO Performance for Mr. Carlson.  The Committee evaluated Mr. Carlson’s performance against MJOs related to, among other things, (i) revenue growth; (ii) expense reduction initiatives; (iii) SG&A performance; (iv) membership growth; (v) implementation of operational enhancements related to claims transactional accuracy; (vi) achievement of certain EPS levels; (vii) implementation of the Company’s Tennessee health plan in the Middle Grand Region of the State of Tennessee; (viii) implementation of enhancements to the Company’s compliance program and (ix) implementation of executive talent hiring, development and retention initiatives. The Committee determined that, in the aggregate, Mr. Carlson had successfully performed against his MJOs. As a result, he received a 2007 MJO Bonus in the amount of $1,776,250.

2007 MJO Performance for Mr. McWaters.  The Committee evaluated Mr. McWaters’ performance against MJOs related to, among other things, (i) revenue growth; (ii) achievement of certain EPS levels and (iii) implementation of the Company’s Tennessee health plan in the Middle Grand Region of the State of Tennessee. The Committee determined that, in the aggregate, Mr. McWaters had successfully performed against his MJOs. As a result, he received a 2007 MJO Bonus in the amount of $2,220,313.

2007 MJO Performance for Mr. Truess.  The Committee and the Chief Executive Officer evaluated Mr. Truess’ performance against MJOs related to, among other things, (i) management of the Company’s financial reporting process; (ii) management and implementation of enhancements to the Company’s strategic planning, budgeting and financial forecasting processes; (iii) oversight of the Company’s treasury functions, including investment income performance, capital raising efforts and obtaining the Company’s first credit rating from S&P and Moody’s; (iv) management of the Company’s investor relations function and (v) execution of Company’s acquisition strategy. The Committee and the Chief Executive Officer determined that, in the aggregate, Mr. Truess had successfully performed against his MJOs. As a result, he received a 2007 MJO Bonus in the amount of $612,500.

2007 MJO Performance for Mr. Zoretic.  The Committee and the Chief Executive Officer evaluated Mr. Zoretic’s performance against MJOs related to, among other things, (i) EPS performance; (ii) budgeting initiatives; (iii) implementation of medical management initiatives; (iv) implementation of operational enhancements related to claims transactional accuracy; (v) growth of the Company’s special needs plan products; (vi) implementation of enhancements to the Company’s enterprise risk management program and (vii) integration of the TLC Family Care Healthplan acquired by the Company in November 2007. The Committee and the Chief Executive Officer determined that, in the aggregate, Mr. Zoretic had successfully performed against his MJOs. As a result, he received a 2007 MJO Bonus in the amount of $525,000.

2007 MJO Performance for Mr. Baldwin.  The Committee and the Chief Executive Officer evaluated Mr. Baldwin’s performance against MJOs related to, among other things, (i) implementation of enhancements to the Company’s compliance program; (ii) implementation of certain organizational changes in the Company’s legal, regulatory services and general auditor functions; (iii) litigation management and (iv) legal support of the Company’s growth in new markets, new products and through acquisition. The Committee and the Chief Executive Officer determined that, in the aggregate, Mr. Baldwin had successfully performed against his MJOs. As a result, he received a 2007 MJO Bonus in the amount of $393,750.

2007 MJO Performance for Mr. Keena.  The Committee and the Chief Executive Officer evaluated Mr. Keena’s performance against goals related to, among other things, (i) meeting certain service level requirements related to call center performance and claims payment; (ii) reduction of claims re-work; (iii) implementation of key initiatives related to claims payment and (iv) implementation of SG&A reductions in the claims payment functions of the Company. The Committee and the Chief Executive Officer determined that, in the aggregate, Mr. Keena had successfully performed against his MJOs. As a result, he received a 2007 MJO Bonus in the amount of $250,000.

Long Term Cash Incentive Awards (LTIP Awards)

LTIP Award Purpose.  The purpose of the LTIP Award program is to provide long-term cash incentive compensation tied to individual and Company annual performance through a deferred payment award structured to encourage retention.

LTIP Award Considerations.  LTIP Awards are paid under the terms of our Chairman’s Bonus Plan and are designed to create deferred cash incentives to retain key executives. LTIP Awards are measured over the same one-year period as the MJO Bonus. However, payment of LTIP Awards is deferred until the end of the three-year performance cycle to create a retention incentive and the award is contingent upon Company performance until the completion of the three-year cycle. Eligibility for an LTIP Award is limited to senior executives, including our Named Executive Officers.

The LTIP Award formula has the following components:

LTIP Target ($)	x	Percentage of Company Financial Goals Attained (%)	=	LTIP Award ($)

The “LTIP Target” is based on market-competitive data and is set as a fixed dollar amount. The executive MJOs and Company performance goals, as well as the “Percentage of Company Financial Goals Attained” for the performance year, are the same for the LTIP Award as for the MJO Bonus, as discussed above.

For a three-year award cycle, each eligible participant is assigned his or her LTIP Target during the first ninety days of the first year of the three-year cycle. Each participant is evaluated against the attainment of his or her individual MJOs following the end of the first year of the three-year cycle and must have attained 80% of his or her MJOs to receive an award. Funding of the first one-third installment of the total potential LTIP Award is contingent upon the Company’s attainment of the requisite Percentage of Company Financial Goals Attained for the first year in the award cycle. Funding of the remaining two-thirds of the LTIP Award is at the discretion of the Compensation Committee and is based on overall Company performance, as determined by the Compensation Committee, during each of those two years. If the Company attains its financial goals in the first year of the award cycle, that portion of the LTIP Award attributable to the first year is “earned” and will be paid to a participant before March 15th of the first year following the end of the three-year cycle if the participant remains employed by the Company on the date payment is made. If the Company does not attain its financial goals in the first year, no LTIP Award is established for the three-year cycle beginning with that year. From time to time, our Compensation Committee approves an “enhancement”, or supplement, to the LTIP Award for certain executives, which is additional funding of the first year of an LTIP Award above the LTIP Target attributable to the first year of the award cycle to recognize superior performance.

We believe that the LTIP Award structure is effective in accomplishing the core principles of our compensation program — pay-for-performance, retention through market competitive compensation and alignment of executive and stockholder interests. We believe that linking LTIP Awards to Company performance motivates executives to deliver long-term sustained performance and stockholder value. We also believe that deferring the LTIP Award until the end of the three-year performance cycle is an effective retention tool.

LTIP Awards for 2007 Performance.  In February 2007, the Company set the LTIP Target for LTIP Awards to be paid in 2010 (referred to as the “2010 LTIP Award”). As discussed above, the Company significantly outperformed its financial goals and each of the Named Executive Officers successfully completed their respective MJOs. As a result, the first year of the three-year award cycle for the 2010 LTIP Award was funded. Our Compensation Committee exercised its discretion and awarded our Named Executive Officers enhancements to the 2010 LTIP Awards in consideration of superior performance during 2007. The enhancements, which are added to the first installment of the three-year award cycle, for Messrs. Carlson, McWaters, Truess, Zoretic, Baldwin and Keena were $225,000, $166,704, $150,000, $150,000, $75,000 and $25,000, respectively. The Committee chose to enhance the value of the first installment of the 2010 LTIP Award in excess of target to a much larger degree than it enhanced the 2007 MJO Bonuses in excess of applicable target payouts because of the LTIP Awards’ retention value related to its three-year deferred payout. The second and third installments of the 2010 LTIP Award will be funded at the Committee’s discretion upon completion of 2008 and 2009, respectively, taking into account the Company’s overall performance for those years, as determined by the Committee.

LTIP Awards for 2006 Performance

As described in our Proxy Statement for our 2007 Annual Meeting of Stockholders, initially filed with the SEC on April 4, 2007, in February 2006, the Company set the LTIP Target for LTIP Awards to be paid in 2009 in consideration of performance in 2006 (referred to as “2009 LTIP Awards”). We exceeded our financial performance goals in 2006. As a result, the first year of the three-year award cycle for the 2009 LTIP Award was funded for executives who had successfully attained their MJOs. In February 2008, the Compensation Committee approved the funding of the second installment of the 2009 LTIP Award based on the Company’s performance in 2007 in an amount equal to one-third of the total target 2009 LTIP. The 2009 LTIP awards are payable in March 2009, if, except in limited circumstances related to retirement of senior executives, the participant remains employed by the Company on the date payment is made.

LTIP Awards for 2005 Performance

The Company did not achieve its financial performance goals in 2005. As a result, no LTIP Award was established for the three-year cycle beginning in 2005 and continuing through 2007 (which would otherwise have been payable in 2008).

Equity Awards Under the Bonus Plan

Equity Award Purpose.  The purpose of equity awards is to encourage our key employees to own our common stock and to provide additional long-term incentive aligned with the creation of stockholder value to those executives whose contributions are essential to the growth and success of our business.

Equity Award Considerations.  Equity grants play a significant role in our compensation program. All equity grants are made pursuant to the 2005 Equity Incentive Plan (the “Equity Incentive Plan”) and are approved by the Compensation Committee. Our philosophy with respect to granting equity awards is focused on attracting, retaining and motivating executives by targeting an equity award that maintains total direct compensation at approximately market median. We grant a certain minimum value in equity awards, or “base” equity awards, annually to executives in order to maintain this level of compensation. The values of these awards are based on market-competitive compensation data. We also consider the equity ownership levels of the recipients and prior equity awards when making these equity grants. For certain executives, these equity grants are comprised entirely of time-based vesting restricted stock grants. For other executives, these equity grants are comprised of time-based vesting nonqualified stock options and time-based vesting restricted stock grants. For certain other executives, including our Named Executive Officers, the base equity awards are generally comprised of the following: 25% of the award is time-based vesting premium nonqualified stock options (options granted with an exercise price that is 10% greater than the fair market value of our common stock on the date of grant); 50% of the award is time-based vesting nonqualified stock options (with an exercise price equal to the fair market value on the date of grant); and 25% of the award is time-based vesting restricted stock grants. We use this mix of equity based awards to balance our compensation program objectives of aligning executive and stockholder interests, rewarding performance and retaining key talent.

We also use equity grants to reward performance. In the event that the Company exceeds the median performance of its Industry Peer Group and the median performance of the S&P 500 Healthcare Index with respect to certain one-and three-year financial performance metrics (assuming successful completion of the executive’s MJOs), the Compensation Committee has the discretion to issue additional options or shares of restricted stock. These equity grants are intended to provide total direct compensation to our executives above market median and up to approximately the 75th percentile of our Industry Peer Group. Performance-based equity grants are directly linked to our performance versus the aggregate performance of our Industry Peer Group and the S&P 500 Healthcare Index (collectively, our “Equity Comparison Group”). The actual value of the performance equity grant is tied to the extent by which we outperform the Equity Comparison Group. The additional equity grants for performance are comprised 75% of time-based vesting nonqualified stock options and 25% of time-based vesting restricted stock grants.

In March of each year, the Committee evaluates our performance versus the Equity Comparison Group with respect to total stockholder return, revenue growth and EPS growth for the one-year and three-year periods ending with the immediately preceding year. For the purposes of this evaluation, we: (i) assign a one-third weight to each of total stockholder return, revenue growth and EPS growth; (ii) weight equally one-year and three-year Company and Equity Comparison Group performance; and (iii) weight the Equity Comparison Group performance as follows, two-thirds to our Industry Peer Group and one-third to the companies in the S&P 500 Healthcare Index. We have chosen to compare our performance versus the companies in the S&P 500 Healthcare Index, in addition to our Industry Peer Group, because our Industry Peer Group contains relatively few companies and trends in our industry generally affect our performance and the performance of our peers in relatively similar manner. As a result, a comparison versus our Industry Peer Group alone may not give a true indication of our performance or our creation of stockholder value. If we outperform the median performance of the Equity Comparison Group, the Committee may award additional equity to our executives to raise their respective total compensation above the median of our Industry Peer Group.

Equity Awards Granted in 2007.  In March 2007, the Committee approved base equity grants to our Named Executive Officers in the form of time-based vesting nonqualified stock options, time-based premium nonqualified stock options and time-based restricted stock. In March 2007, for the purposes of determining the value of equity grants to our Named Executive Officers, the Committee evaluated our 2006 financial performance and the level of our achievement of strategic and operational initiatives in 2006. The Committee noted that we had achieved reported full year 2006 EPS of $2.02 as compared with our EPS guidance of $0.70 to $0.85, and accomplished numerous significant strategic and operational initiatives, including implementing the Company’s Georgia health plan, winning the request for proposal bid for the Middle Grand Region of the State of Tennessee, expanding the service areas of certain Company health plans and offering additional Medicare Advantage products in various markets. The Committee also evaluated our performance against the Equity Comparison Group. The Committee determined that our stockholder return, EPS growth and revenue growth for 2006 and for the three-year period ending in 2006 ranked at approximately the 70th percentile of the Equity Comparison Group.

After a review of our financial performance, our attainment of significant strategic and operational initiatives in 2006 and our performance versus the Equity Comparison Group, in March 2007 our Compensation Committee exercised its discretion and approved an aggregate equity award pool equal in an amount necessary to bring total compensation for our executives, as a group, to approximately the 75th percentile of our Industry Peer Group. The result was that, in March 2007, our Named Executive Officers received equity grants in consideration of 2006 performance in addition to base equity awards awarded in March 2007 as follows:

	Value of Base (Target)	Value of Additional	Total Value of Equity
	Equity Award	Equity Award	Award Granted in March
Named Executive	Granted in March 2007 (1)	Granted in March 2007 (2)	2007 (3)
Officer	($)	($)	($)

Mr. Carlson	763,000	534,100	1,297,100
Mr. McWaters	1,965,000	1,375,500	3,340,500
Mr. Truess	725,000	307,500	1,032,500
Mr. Zoretic	315,000	520,000	835,000
Mr. Baldwin	150,000	287,000	437,000
Mr. Keena	90,000	330,000	420,000

(1)	Value determined using Black-Scholes-Merton methodology. Award comprised of 25% nonqualified stock options with an exercise price equal to the fair market value on the date of grant, 25% nonqualified stock options with an exercise price equal to 110% the fair market value on the date of grant and 50% of time-based vesting restricted stock.

(2)	Value determined using Black-Scholes-Merton methodology. Award comprised of 75% nonqualified stock options with an exercise price equal to the fair market value on the date of grant and 25% of time-based vesting restricted stock.

(3)	Total value of the equity award, together with the other components of Total Compensation awarded to the Named Executive Officer, was designed to compensate the executive at approximately the 75% percentile of the Company’s peer group in 2006.

The compensation expense incurred by the Company attributable to any equity awards vesting in 2007 for our Named Executive Officers, including the portion of the awards set forth in the table above that vested in 2007, is set forth in the columns “Stock Awards” and “Option Awards” in the Summary Compensation Table on page 25.

Equity Award Granting Practices.  We grant equity awards annually (except for grants in connection with an offer of employment as described below) in March of each year in connection with performance reviews, annual and long-term incentive compensation awards and base salary adjustments. The exercise price of any equity awards granted by the Committee is no less than the fair market value of our common stock as determined under the Equity Incentive Plan. As permitted by the Equity Incentive Plan, we use the closing price of our common stock on the last trading day immediately preceding the date of grant as the fair market value. From time to time, we make off-cycle equity awards in connection with the recruiting and hiring of new key employees. If the Compensation Committee approves a new hire grant prior to the candidate accepting employment, the exercise price of the award is set as the closing price of our common stock on the last trading day immediately preceding the candidate’s first day of employment. If the Compensation Committee approves a new hire grant after the candidate’s first day of employment, the exercise price of the award is the closing price on the last trading day immediately preceding the date of approval of the grant.

Equity Ownership Requirements.  Our stock ownership guidelines provide that our officers at the Executive Vice President level and above, which includes our Named Executive Officers, are required to hold all time based restricted stock awards for five years following the date of grant, beginning with awards made in March 2006 (less any shares of restricted stock sold by the executive or withheld by the Company to satisfy tax obligations of the executive upon vesting).

Employee Benefits and Limited Perquisites

We provide various employee benefits programs to all of our employees, including our executives. The following are employee benefits available to our Named Executive Officers: medical, dental and vision plans, a 401(k) Plan with a Company match, an Employee Stock Purchase Plan, flexible spending accounts, life insurance, voluntary supplemental life insurance, short- and long-term disability insurance, paid accumulated leave and a nonqualified deferred compensation plan, which is described below.

Our nonqualified deferred compensation plan is available to certain executives, including our Named Executive Officers. This plan allows the executives to defer receipt of and tax on up to 50% of their salary and up to 100% of their MJO Bonus. A summary of the terms of the plan, and the balances in the plan for each Named Executive Officer, is set forth on page 30 under the table entitled “2007 Nonqualified Deferred Compensation.” Named Executive Officers who participate in the nonqualified deferred compensation plan are provided term life insurance with a death benefit equal to the amount of the executive’s base salary. The value of this term life insurance benefit is imputed as income to the executive and the executive is taxed on the imputed value.

We provide limited perquisites to our Named Executive Officers. These perquisites include an annual medical exam to our senior executives and limited personal use of a corporate aircraft. Executives are required to reimburse us for certain costs associated with their use of the aircraft. These costs includes fuel, lease costs, pilot salaries, maintenance, crew travel, on-board catering, landing fees, ramp fees and other associated costs. On occasion, officers are also permitted to invite their spouses or other guests to accompany them on business trips when space is available. When the spouse or other guest’s travel does not meet the IRS standard for “business use,” the cost of that travel is imputed as income to the executive. In 2007, only Messrs. Carlson, McWaters and Truess used the private aircraft for personal use and they reimbursed the Company for the majority of the cost of the use of the aircraft. Amounts not reimbursed by the executive were taxable income to the executive. Unreimbursed amounts are included in the All Other Compensation column in the Summary Compensation Table on page 25.

In 2007, we provided Mr. McWaters with certain administrative services and financial planning services, for which he reimbursed the Company. Beginning in August 2007, the Company began providing these services and personal office space to Mr. McWaters without reimbursement pursuant to his Retirement and Consulting Agreement, which is described on page 35.

Other Elements Affecting Total Compensation

Termination and Change in Control Payments

In February 2007, we adopted a Change in Control Benefit Policy (the “CIC Policy”) applicable to certain executives, including our Named Executive Officers, that provides for certain payments in the event of a change in control. The purposes of our CIC Policy are (i) to reinforce and encourage the continued attention and dedication of our management team to their assigned duties without the distraction arising from the possibility of a change in control transaction involving the Company; (ii) to enable and encourage our management team to focus their attention on obtaining the best possible transaction for our stockholders and to make an independent evaluation of all possible transactions, without being diverted by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits; and (iii) to provide severance benefits to certain employees who incur a termination of employment within a certain period following a change in control.

Our CIC Policy is comprised of both double-trigger and single-trigger elements. The severance payments under our CIC Policy are awards payable upon the occurrence of a double-trigger (a change in control and employment termination within two years of the change in control). Under our CIC Policy, payments of target LTIP Awards and earned but unpaid MJO Bonuses are single-trigger (only a qualifying change in control needs to occur). Equity awards to certain executives, including our Named Executive Officers, are single-trigger and vest upon a change in control. For certain other executives, equity awards are double-trigger and vest upon a change in control and subsequent employment termination. We utilized information from Towers Perrin regarding market practice in our industry to establish which payments would be subject to either a double-trigger or single-trigger.

In general, we do not have a formal severance program or agreements with respect to involuntary termination of employment. These matters are handled on a case by case basis. However, there are certain severance benefits provided to Mr. Carlson and Mr. McWaters in the event of certain employment terminations as contemplated by their respective agreements with the Company.

A description of the CIC Policy and the severance arrangements with Mr. Carlson and Mr. McWaters are set forth beginning on page 31 under the section entitled “Termination and Change in Control Payments.”

Tax and Accounting Considerations

We take into account certain tax effects when setting compensation, specifically, Section 162(m) of the Code, which generally provides that compensation paid by a publicly held corporation to its chief executive officer and four other most highly compensated executive officers in excess of $1 million per year per executive will be deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the corporation. It is our intended policy to maximize the effectiveness of our compensation programs while also taking into consideration the requirements of Section 162(m) of the Code. In that regard, we intend to maintain flexibility to take actions which we deem to be in the best interests of the Company and its stockholders. Accordingly, although we intend to preserve the deductibility of compensation to the extent consistent with our overall compensation policy, we reserve the authority to award non-deductible compensation as we deem appropriate.

We also take into account certain accounting implications when setting compensation. Specifically, in setting the amount of, and allocating between, different types of equity awards, we consider the effect of Statement of Financial Accounting Standards No. 123(R) Accounting for Share-based Payments “SFAS 123R” on our earnings. We seek to strike a balance between the purposes of the awards, motivation and retention, and the effect of expensing such grants as required by SFAS 123(R).

EXECUTIVE COMPENSATION TABLES

2007 Summary Compensation Table

The table below includes information concerning compensation paid to or earned by the Company’s “Named Executive Officers” listed in the table for the fiscal years ended December 31, 2007 and December 31, 2006.

									Change
									in Pension
									Value and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	$	$		$(3)	$(4)	$		$	$		$

James G. Carlson	2007	608,086	225,000	(1)	81,042	349,652	1,976,250	(5)	—	7,053	(7)	3,247,083
(President and Chief Executive Officer)	2006	518,605	—	(2)	112,681	761,656	1,203,877	(6)	—	3,993	(8)	2,600,811
Jeffrey L. McWaters	2007	621,710	166,704	(1)	853,013	3,835,139	2,664,857	(5)	—	12,658	(7)	8,154,081
(Served as Chief Executive Officer)	2006	655,636	—	(2)	124,966	724,491	1,681,725	(6)	—	11,564	(8)	3,198,382
James W. Truess	2007	468,269	150,000	(1)	133,277	887,472	745,834	(5)	—	37,120	(7)	2,421,972
(Chief Financial Officer)	2006	212,885	125,000	(2)	12,085	348,062	441,667	(6)	—	140,924	(8)	1,280,621
Richard C. Zoretic	2007	359,355	150,000	(1)	41,809	390,606	658,334	(5)	—	1,750	(7)	1,601,854
(Chief Operating Officer)	2006	314,406	181,250	(2)	—	431,207	478,497	(6)	—	13,842	(8)	1,419,202
Stanley F. Baldwin	2007	343,269	75,000	(1)	21,870	147,675	460,416	(5)	—	7,796	(7)	1,056,026
(General Counsel and Secretary)	2006	314,523	48,750	(2)	—	117,929	357,663	(6)	—	2,134	(8)	840,999
William T. Keena	2007	318,269	25,000	(1)	21,019	168,067	316,666	(5)	—	26,234	(7)	875,255
(EVP Support Operations)	2006	207,692	70,000	(2)	—	67,781	208,333	(6)	—	158,442	(8)	712,249

(1)	Bonus sets forth amounts earned as an enhancement to the 2010 LTIP Awards. These amounts were supplemental awards granted as additional performance based compensation and made as part of the 2010 LTIP Awards in recognition of 2007 performance.

(2)	Bonus sets forth amounts earned as an enhancement to the 2009 LTIP Awards. These amounts were supplemental awards granted as additional performance based compensation and made as part of the 2009 LTIP Awards in recognition of 2006 performance. The enhancements are $125,000 each for Mr. Truess and Mr. Zoretic and $45,000 each for Mr. Baldwin and Mr. Keena. Additionally, an additional amount of $56,250, $3,750 and $25,000 for Mr. Zoretic, Mr. Baldwin and Mr. Keena, respectively in excess of the 175% target award under the Cash Incentive Plan was awarded in 2006 as additional performance based compensation.

(3)	Amounts reflected under Stock Awards represent the expense recorded in the 2007 and 2006 consolidated financial statements based on the fair value of restricted stock awards as of the closing market price the day prior to the date of grant.

(4)	Amounts reflected under Option Awards represent the expense recorded in the 2007 and 2006 consolidated financial statements based on the fair value of stock option awards using the Black-Scholes-Merton option pricing model. The assumptions used in this model are detailed in Footnote 8 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year December 31, 2007 and filed with the SEC on February 22, 2008.

(5)	Non-Equity Incentive Plan Compensation is the sum of the MJO Bonus earned under the Cash Incentive Plan for the year ended December 31, 2007, the first one-third installment of the 2010 LTIP Awards (the payment of which is conditioned on continued employment) and the second one-third installment of the 2009 LTIP Awards (the payment of which is conditioned on continued employment). Each of the components are detailed below:

				Total Non-Equity
	MJO	2010	2009	Incentive Plan
	Bonus	LTIP	LTIP	Compensation
Name	$	$	$	$

James G. Carlson	1,776,250	100,000	100,000	1,976,250
Jeffrey L. McWaters	2,220,313	222,272	222,272	2,664,857
James W. Truess	612,500	66,667	66,667	745,834
Richard C. Zoretic	525,000	66,667	66,667	658,334
Stanley F. Baldwin	393,750	33,333	33,333	460,416
William T. Keena	250,000	33,333	33,333	316,666

(6)	Non-Equity Incentive Plan Compensation is the sum of the MJO Bonus earned under the Cash Incentive Plan for the year ended December 31, 2006, the first one-third installment of the 2009 LTIP Awards (the payment of which is conditioned on continued employment), and the third one-third installment of the LTIP Awards earned in 2006 for the LTIP established in 2004 and paid in March 2007. Each of the components are detailed below:

				Total Non-Equity
	MJO	2009	2007	Incentive Plan
	Bonus	LTIP	LTIP	Compensation
Name	$	$	$	$

James G. Carlson	1,037,210	100,000	66,667	1,203,877
Jeffrey L. McWaters	1,311,272	222,272	148,181	1,681,725
James W. Truess	375,000	66,667	—	441,667
Richard C. Zoretic	393,750	66,667	18,080	478,497
Stanley F. Baldwin	306,250	33,333	18,080	357,663
William T. Keena	175,000	33,333	—	208,333

(7)	Other Compensation for the Named Executive Officers for the year ended December 31, 2007 is detailed below:

					Tax
		Life	Executive		Payment
	401(k)	Insurance	Health		Related to	Flight
	Retirement	Premiums	Screening	Relocation	Benefits	Services	Total
	$	$	$	$	$	$	$

James G. Carlson	1,750	3,009	1,500	—	—	794	7,053
Jeffrey L. McWaters	1,750	1,134	3,300	—	369	6,105	12,658
James W. Truess	1,750	—	3,800	31,057	298	215	37,120
Richard C. Zoretic	1,750	—	—	—	—	—	1,750
Stanley F. Baldwin	1,750	441	3,800	—	1,805	—	7,796
William T. Keena	1,750	—	4,890	19,214	380	—	26,234

(8)	Other Compensation for the Named Executive Officers for the year ended December 31, 2006 is detailed below:

					Tax
		Life	Executive		Payment
	401(k)	Insurance	Health		Related to	Flight
	Retirement	Premiums	Screening	Relocation	Benefits	Services	Total
	$	$	$	$	$	$	$

James G. Carlson	1,750	1,893	—	—	—	350	3,993
Jeffrey L. McWaters	1,750	2,928	3,250	—	674	2,962	11,564
James W. Truess	—	—	—	105,981	34,943	—	140,924
Richard C. Zoretic	1,750	—	3,250	—	8,842	—	13,842
Stanley F. Baldwin	1,750	384	—	—	—	—	2,134
William T. Keena	1,750	—	4,750	126,160	25,782	—	158,442

2007 Grants of Plan Based Awards

								All Other	All Other
								Stock	Option			Grant
								Awards:	Awards:	Exercise	Closing	Date Fair
		Estimated Future Payouts under			Estimated Future Payouts			Number of	Number of	or Base	Market	Value of
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	Price of	Price on	Stock and
		Awards			Awards			Stock or	Underlying	Option	Date of	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards*	Grant	Awards
Name	Date	$	$	$	#	#	#	#	#	$	$	$

James G. Carlson (1)(2)(3)	3/13/2007	100,000	300,000	300,000	—	—	—	—	50,824	32.74	32.05	713,061
	3/13/2007	—	—	—	—	—	—	9,905	—	—	32.05	324,290
	3/13/2007	—	—	—	—	—	—	—	12,396	36.01	32.05	196,105
(4)	3/13/2007	812,000	1,268,750	1,776,250	—	—	—	—	—	—	—	—
Jeffrey L. McWaters (1)(2)(3)	3/13/2007	222,272	666,815	666,815	—	—	—	—	130,891	32.74	32.05	2,026,193
	3/13/2007	—	—	—	—	—	—	25,508	—	—	32.05	835,132
	3/13/2007	—	—	—	—	—	—	—	31,925	36.01	32.05	463,870
(4)	3/13/2007	1,015,000	1,268,750	2,220,313	—	—	—	—	—	—	—	—
James W. Truess (1)(2)(3)	3/13/2007	66,667	200,000	200,000	—	—	—	—	38,545	32.74	32.05	540,786
	3/13/2007	—	—	—	—	—	—	7,884	—	—	32.05	258,122
	3/13/2007	—	—	—	—	—	—	—	11,779	36.01	32.05	193,529
(4)	3/13/2007	280,000	350,000	612,500	—	—	—	—	—	—	—	—
Richard C. Zoretic (1)(2)(3)	3/13/2007	66,667	200,000	200,000	—	—	—	—	35,580	32.74	32.05	499,187
	3/13/2007	—	—	—				6,376	—	—	32.05	208,750
	3/13/2007	—	—	—	—	—	—	—	5,118	36.01	32.05	80,199
(4)	3/13/2007	240,000	300,000	525,000	—	—	—	—	—	—	—	—
Stanley F. Baldwin (1)(2)(3)	3/13/2007	33,333	100,000	100,000	—	—	—	—	18,862	32.74	32.05	295,379
	3/13/2007	—	—	—	—	—	—	3,337	—		32.05	109,253
	3/13/2007	—	—	—	—	—	—	—	2,437	36.01	32.05	35,873
(4)	3/13/2007	180,000	225,000	393,750	—	—	—	—	—	—	—	—
William T. Keena (1)(2)(3)	3/13/2007	33,333	100,000	100,000	—	—	—	—	19,009	32.74	32.05	266,696
	3/13/2007	—	—	—	—	—	—	3,207	—		32.05	104,997
(4)	3/13/2007	140,000	175,000	306,250	—	—	—	—	1,462	36.01	32.05	24,021

(1)	As more fully described above, as part of the 2010 LTIP Award, each eligible participant was assigned an LTIP Target based upon achievement of individual MJOs during 2007, and each participant was evaluated against those objectives in March 2008. Funding of the first one-third installment of the total potential 2010 LTIP Award was contingent on our attainment of our financial performance goals in 2007. The Company exceeded its financial goals in 2007, as a result, this amount has been earned and is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and will be paid in 2010 to participants if the participant remains employed with the Company on the date payable. Funding of the remaining two-thirds of the 2010 LTIP Award is at the discretion of the Compensation Committee and is based on our performance as determined by the Compensation Committee.

(2)	The threshold represents the amount payable if the Company meets its financial goals in the first year of the three-year LTIP Award cycle. The Company attained its financial goals in 2007, as a result, this amount has been earned and is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and will be paid in 2010 to participants if the participant remains employed with the Company on the date payable.

(3)	The target and maximum represents the amount payable if the Compensation Committee approves additional funding for both of the remaining two years of the three-year cycle.

(4)	Amounts represent awards under the Cash Incentive Plan for MJO Bonuses. The threshold represents the amount payable if the individual achieves 80% of his MJO performance goals and the Company attains its financial goals. The target represents the MJO Annual Target set by the Compensation Committee for the Named Executive Officer and is payable if the executive attains 100% of his MJO performance goals and the Company attains its financial goals. As noted above, Mr. Carlson’s target was adjusted concurrent with his promotion to Chief Executive Officer on September 1, 2007. The maximum is payable if the executive attains 100% of his MJO goals and the Company outperforms its financial goals by a specified level.

(*)	The closing price of our common stock on the day prior to the date of grant or, for premium nonqualified stock option grants, 110% of the closing price of our common stock on the day prior to the date of grant.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number	Value of	Shares,	Shares,
	Securities	Securities	Securities			of Shares	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			or Units of	Units of	other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock that	Stock that	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(Exercisable)	(Unexercisable)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	#	#	#	$	Date	#	$	#	$

James G. Carlson (1)	525,000	—	—	15.63	5/13/2013	—	—	—	—
	100,000	—	—	18.54	2/11/2014	—	—	—	—
	140,000	—	—	41.60	2/9/2015	—	—	—	—
	24,549	24,550	—	22.75	2/14/2013	—	—	—	—
	12,706	38,118	—	32.74	3/13/2014	—	—	—	—
	3,099	9,297	—	36.01	3/13/2014	—	—	—	—
	—	—	—	—	n/a	—	—	17,639	642,942
	—	—	—	—	n/a	9,905	361,037	—	—
Jeffrey L. McWaters (2)	155,590	—	—	10.63	2/7/2012	—	—	—	—
	200,000	—	—	18.54	2/11/2014	—	—	—	—
	225,000	—	—	41.60	2/9/2015	—	—	—	—
	163,354	—	—	22.75	2/14/2013	—	—	—	—
	130,891	—	—	32.74	3/13/2014	—	—	—	—
	31,925	—	—	36.01	3/13/2014	—	—	—	—
	—	—	—	—	n/a	—	—	19,562	713,035
James W. Truess (3)	62,500	137,500	—	31.32	7/5/2013	—	—	—	—
	9,636	28,909	—	32.74	3/13/2014	—	—	—	—
	2,944	8,835	—	36.01	3/13/2014	—	—	—	—
	—	—	—	—	n/a	7,500	273,375	—	—
	—	—	—	—	n/a	7,884	287,372	—	—
Richard C. Zoretic (4)	100,000	—	—	22.68	9/22/2013	—	—	—	—
	40,000	—	—	18.54	2/11/2014	—	—	—	—
	40,000	—	—	41.60	2/9/2015	—	—	—	—
	19,729	19,730	—	22.75	2/14/2013	—	—	—	—
	8,895	26,685	—	32.74	3/13/2014	—	—	—	—
	1,279	3,839	—	36.01	3/13/2014	—	—	—	—
	—	—	—	—	n/a	6,376	232,405	—	—
Stanley F. Baldwin (5)	4,400	—	—	13.39	2/10/2013	—	—	—	—
	5,218	—	—	18.54	2/11/2014	—	—	—	—
	30,000	—	—	41.60	2/9/2015	—	—	—	—
	13,715	13,715	—	22.75	2/14/2013	—	—	—	—
	4,715	14,147	—	32.74	3/13/2014	—	—	—	—
	609	1,828	—	36.01	3/13/2014	—	—	—	—
	—	—	—	—	n/a	3,337	121,634	—	—
William T. Keena (6)	10,000	25,000	—	21.33	4/17/2013	—	—	—	—
	4,752	14,257	—	32.74	3/13/2014	—	—	—	—
	365	1,097	—	36.01	3/13/2014	—	—	—	—
	—	—	—	—	n/a	3,207	116,895	—	—

(1)	Mr. Carlson’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2009. Mr. Carlson’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Carlson’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Carlson’s restricted stock awards granted February 14, 2006 vest annually at a rate of 25% per year based on achievement of certain operating goals relating to the Company’s EPS. One quarter of the shares will vest in full on the anniversaries of the date of grant if EPS for each of the calendar years 2006 through 2009 equals or exceeds 115% of EPS for the preceding calendar year provided that 50% of each tranche will vest if EPS for the year is between 113.50% and 114.24% (inclusive) of adjusted EPS for the preceding year, and 75% of each tranche will vest if EPS for the year is between 114.25% and 114.99% (inclusive) of adjusted EPS for the preceding year. On February 14, 2008, 25% of these shares failed to vest and were forfeited to the Company because the Company did not attain the requisite EPS target for 2007. Mr. Carlson’s restricted stock awards granted March 13, 2007 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested March 13, 2011.

(2)	Mr. McWaters’ restricted stock awards granted February 14, 2006 vest in the same manner as Mr. Carlson’s, which is described above. On February 14, 2008, 25% of these shares vested failed to vest and were forfeited to the Company because the Company did not attain the requisite EPS target for 2007.

(3)	Mr. Truess’ options granted July 5, 2006 and expiring July 5, 2013, vest at a rate of 25% at the grant date anniversary and 6.25% quarterly thereafter, such that the options will be fully vested July 5, 2010. Mr. Truess’ options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Truess’ options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Truess’ restricted stock awards granted November 8, 2006 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested November 8, 2010. Mr. Truess’ restricted stock awards granted March 13, 2007 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested March 13, 2011.

(4)	Mr. Zoretic’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2009. Mr. Zoretic’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Zoretic’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Zoretic’s restricted stock awards granted March 13, 2007 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested March 13, 2011.

(5)	Mr. Baldwin’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2009. Mr. Baldwin’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Baldwin’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Baldwin’s restricted stock awards granted March 13, 2007 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested March 13, 2011.

(6)	Mr. Keena’s options granted April 17, 2006 and expiring April 17, 2013, vest at a rate of 25% at the grant date anniversary and 6.25% quarterly thereafter, such that the options will be fully vested on April 17, 2010. Mr. Keena’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $32.74 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Keena’s options granted March 13, 2007 and expiring March 13, 2014 with an option price of $36.01 vest at a rate of 6.25% on March 31, 2007 and 6.25% quarterly thereafter, such that the options will be fully vested on December 31, 2010. Mr. Keena’s restricted stock awards granted March 13, 2007 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested March 13, 2011.

2007 Option Exercises & Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	#	$	#	$

James G. Carlson	75,000	1,465,033	5,879	208,234
Jeffrey L. McWaters	297,076	5,839,566	32,028	1,110,454
James W. Truess	—	—	2,500	91,275
Richard C. Zoretic	—	—	—	—
Stanley F. Baldwin	21,950	358,706	—	—
William T. Keena	5,000	77,975	—	—

2007 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate Balance
	in Last FY (1)	in Last FY	in Last FY	Distributions	at Last FYE
Name	$	$	$	$	$

James G. Carlson	687,210	—	28,826	—	817,878
Jeffrey L. McWaters	655,636	—	169,935	—	1,397,836
James W. Truess	—	—	—	—	—
Richard C. Zoretic	—	—	—	—	—
Stanley F. Baldwin	75,000	—	17,037	—	304,218
William T. Keena	—	—	—	—	—

(1)	Amounts are equal to salary and/or bonus electively deferred by the Named Executive Officer and are not matched by the Company.

We do not maintain a defined benefit pension plan. We do maintain a nonqualified deferred compensation plan that allows certain executives, including our Named Executive Officers, to defer, on a tax-deferred basis, receipt of certain salary and bonus payments. We currently maintain two deferred compensation plans, a plan adopted in 2002 (the “2002 Deferred Compensation Plan”) and a plan adopted in 2005 (the “2005 Deferred Compensation Plan”). We adopted the 2005 Deferred Compensation Plan in order to comply with Section 409A of the Code and applicable regulations. As of January 1, 2005, contributions to the 2002 Deferred Compensation Plan were frozen and any contributions subsequent to that date by executives are to be made to the 2005 Deferred Compensation Plan. In the past, Messrs. Carlson, McWaters and Baldwin have elected to defer compensation under both plans and currently have balances under both plans. The terms of the 2005 Deferred Compensation Plan and 2002 Deferred Compensation Plan are materially similar, except as noted below.

The 2005 Deferred Compensation Plan allows executives to defer up to 50% of their base salary and 100% of their MJO Bonus. An executive may not defer any portion of his or her LTIP Award. The minimum annual deferral is $2,500 and the executive elects the amount of the deferral contribution on an annual basis. This election must be made at least six months prior to the beginning of the applicable year. The amount deferred is indexed to certain approved investment funds. We do not match any portion of the executive’s deferral contribution.

Under the terms of the 2005 Deferred Compensation Plan, an executive elects the deferred compensation distribution terms at the time the executive makes the initial election to make a deferral contribution. The minimum deferral period is five years. The executive may elect that distributions be made upon retirement in a lump sum or ratably over a five, ten or fifteen year period. Retirement eligibility is determined by a committee comprised of Company executives that administers the deferred compensation plans. The executive may change his or her distribution election at any time prior to one year preceding the executive’s retirement, but the executive cannot accelerate distribution. In the event that the executive’s employment terminates prior to retirement, the executive’s balance in the plan is distributed in accordance with the terms of the plan, but in no event earlier than six months following the date of termination. A plan participant may request a hardship withdrawal of his or her deferral contributions. This request is granted solely at the discretion of the committee that administers the plan. The 2002 Deferred Compensation Plan allows participants to make an early withdrawal of deferred compensation, subject to a 10% early withdrawal penalty. The 2005 Deferred Compensation Plan does not have this feature.

Termination and Change in Control Payments

Change in Control

Historically, we have not had severance or change in control payment arrangements with our executives, except for the officer serving as our Chief Executive Officer pursuant to his employment agreement. Based upon our review of the compensation programs of peer organizations, and after consulting with Towers Perrin and Hewitt Associates, the Committee approved the adoption of the CIC Policy effective February 12, 2007

Our CIC Policy generally provides for a lump-sum severance payment (“CIC Severance Payments”) to eligible employees if there occurs (i) a change in control of the Company, and (ii) within two years following such change in control, either (A) involuntary termination of the employee’s employment without cause or (B) voluntary termination of the employee’s employment if there has been a material adverse change in the employee’s employment, including required relocation of 50 miles or more from the employee’s work location, a reduction in the duties and scope of responsibilities of the employee, or a reduction in the employee’s target compensation of 10% or more from that in effect immediately preceding the change in control.

The CIC Severance Payment is equal to the product of (i) the sum of the employee’s annual base salary and the employee’s target annual bonus for the year in which the change in control occurs, multiplied by (ii) a multiple, selected by our Compensation Committee and ranging from 1 to 3. For the purposes of calculating such payment, the Committee has set the following multiples: 3x for the Chairman and for the Chief Executive Officer, 2x for executive committee members (which includes our Executive Vice Presidents), and 1x for the Company’s Health Plan Chief Executive Officers.

Our CIC Policy also provides that, upon a change of control, eligible employees will receive (i) a lump sum payment equal to the participant’s cash target for any LTIP Awards that have been established for such employee for a performance year that has been completed as of the date of the change in control and (ii) any unpaid but earned annual MJO Bonus plus any pro-rated annual MJO Bonus for the year in which the change in control occurs.

Under our CIC Policy, if an executive’s payment upon a change in control is an excess parachute payment within the meaning of the Section 280G of the Code and the payment exceeds the threshold that would make such payment an excess parachute payment by at least 20%, then the Company shall pay the executive an additional cash payment (the “Gross-Up Payment”) in an amount such that after payment by the executive of all taxes, the executive will retain an amount equal to the excise tax imposed upon the change in control payment and the Gross-Up Payment. In the event that the change in control payment exceeds the threshold by less than 20%, then the change in control payment will be reduced so that such payment will not be considered an excess parachute payment.

For purposes of the CIC Policy, a “change in control” occurs (i) when any person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of the Company, (ii) when the directors who were directors prior to February 12, 2007 (“Continuing Directors”) or whose nomination or election was recommended or approved by at least two-thirds of the Continuing Directors cease to constitute a majority of the Company’s Board of Directors, (iii) upon the consummation of a merger or consolidation (each, a “Business Combination”) other than a Business Combination (A) where the Continuing Directors continue to constitute a majority of the directors of the Company or the surviving entity or (B) implement a recapitalization of the Company where no person or group, becomes, directly or indirectly, the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of the Company, (iv) when the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets to an entity where the Continuing Directors do not constitute a majority of the directors, or (v) there occurs a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets as determined under Section 409A(a)(2)(A)(v) of the Code.

As of December 31, 2007, the Named Executive Officers would have been entitled to the amounts set forth in the following table had a change in control and a qualifying termination of employment occurred on December 31, 2007.

Change in Control Awards

							Base	Target
			2009	2010		Accelerated	Salary	Bonus	Interrupted
		2007	LTIP	LTIP	Accelerated	Vesting of	times	times	Performance		Total
	2007	Target	Award	Award	Vesting of	Restricted	CIC	CIC	Cycle		Change in
	Base	MJO	(Years 1,	(Years 1,	Options	Stock	Multiple	Multiple	Bonus	280(g)	Control
Name	Salary	Bonus	2 & 3)	2 & 3)	(1)	(2)	(3)	(3)	(4)	Gross-Up	Award

James G. Carlson	$725,000	$1,268,750	$300,000	$300,000	$481,843	$1,003,979	$2,175,000	$3,806,250	$1,268,750	$3,293,440	$12,629,262
Jeffrey L. McWaters	450,000	1,268,750	666,815	666,815	—	713,035	1,350,000	3,806,250	1,268,750	—	8,471,665
James W. Truess	475,000	350,000	325,000	200,000	816,515	560,747	950,000	700,000	350,000	1,001,628	4,903,890
Richard C. Zoretic	375,000	300,000	325,000	200,000	370,992	232,405	750,000	600,000	300,000	829,240	3,607,637
Stanley F. Baldwin	350,000	225,000	145,000	100,000	241,185	121,634	700,000	450,000	225,000	—	1,982,819
William T. Keena	325,000	175,000	145,000	100,000	431,376	116,895	650,000	350,000	175,000	—	1,968,271

(1)	Number of unvested options multiplied by the difference between the closing stock price on December 31, 2007 of $36.45 and the applicable strike price of the option. No value is assigned to option grants whose strike price is in excess of $36.45. The value of the vested but unexercised portion of each option has not been included in these amounts because their receipt is not affected or accelerated by the change in control.

(2)	Number of unvested performance based restricted multiplied by the closing stock price on December 31, 2007 of $36.45.

(3)	The following multiples apply as of December 31, 2007: 3x for Messrs. Carlson and McWaters and 2x for Messrs. Truess, Zoretic, Baldwin and Keena.

(4)	Earned but unpaid MJO Bonus for the 2007 performance year as of December 31, 2007.

Involuntary Termination

We do not maintain a formal severance plan or program, other than the CIC Policy described above. We generally handle severance payments in the event of involuntary termination on a case-by-case basis, taking into account all relevant factors, including the former employee’s position with the Company, length of service and reason for termination. We do, however, provide for severance payments for our President and Chief Executive Officer, Mr. Carlson, and our Chairman and former Chief Executive Officer, Mr. McWaters, in the case of involuntary termination.

Potential Involuntary Termination Severance Payments for Mr. Carlson

In the event that the Company terminates Mr. Carlson’s employment without Cause (as defined in his employment agreement discussed below under the heading “Other Executive Agreements and Arrangement”), including as a result of his death or following his Permanent Disability (as defined in his employment agreement), or in the event Mr. Carlson terminates his employment for Changed Circumstances (as defined in his employment agreement), the Company shall provide him with certain termination and severance benefits, including payments totaling two times the sum of his then current annual base salary and Annual MJO Target. The effect of termination of Mr. Carlson’s employment termination on his previously received LTIP Awards and outstanding equity awards are controlled by the terms of the applicable plan or award agreement. Termination of Mr. Carlson’s employment following a change in control is controlled by our CIC Policy, as discussed above. The table below shows the potential severance payments payable to Mr. Carlson if his employment with the Company had terminated on December 31, 2007 other than in connection with a change in control as described above under “Change in Control.”

		Without Cause
		or For Changed
	For Cause	Circumstances (1)	Voluntary	Following Disability		Death
Component	$	$	$	$(2)		$(2)

Salary	−	1,450,000	−	1,450,000		1,450,000
Target MJO Bonus	−	2,537,500	−	2,537,500		2,537,500
LTIP	−	−	−	300,000	(3)	300,000	(3)
Other	−	−	−	−		−
Equity	−	−	−	−		−

Total Severance Payment	−	3,987,500	−	4,287,500		4,287,500

(1)	Changed circumstances means a change in Mr. Carlson’s duties and responsibilities such that they are materially inconsistent with his duties and responsibilities immediately prior to the implementation of such change or the reduction of Mr. Carlson’s target annual compensation by 10% or more, excluding any across-the-board reductions of compensation for Company executives.

(2)	Such payments, in the case of termination as a result of death, shall be reduced by all amounts payable to Mr. Carlson’s beneficiaries pursuant to any life insurance policies on his life maintained by the Company, and such payments, in the case of termination following a Permanent Disability, shall be reduced by the present value of any monthly disability benefit payable to Mr. Carlson during the first twenty-four months of disability under any disability insurance coverage provided to him by the Company.

(3)	Pursuant to the terms of the LTIP Awards, all vested and unvested LTIP Awards vest and became payable upon death or disability.

Potential Involuntary Termination Severance Payments for Mr. McWaters

We also provide for severance payments in the case of involuntary termination of employment of Mr. McWaters, our former Chief Executive Officer, and current employee and Chairman of the Board, during the Employment Period of his retirement agreement, which is described below. In the event that the Company terminates Mr. McWaters’ employment without Cause (as defined in his Retirement Agreement discussed below under “Other Executive Agreements and Arrangements) or his employment terminates by reason of death or disability, the Company shall provide him with certain termination and severance benefits, including payment of his monthly salary from the date of termination through May 31, 2008 and his annual MJO bonus for 2007 (to the extent not yet paid) at an amount not less than target. Additionally, in the event of termination by reason of death, Mr. McWaters’ estate shall be entitled to the proceeds of a $1,000,000 life insurance policy maintained by the Company. The table below shows the potential severance payments payable to Mr. McWaters if his employment with the Company had terminated on December 31, 2007 other than in connection with a change in control as described above under “Change in Control.”

Reason for Termination of Employment

	For Cause	Without Cause		Voluntary	Following Disability		Death
Component	$	$		$	$		$

Salary (1)	−	187,500		−	187,500		187,500
Target MJO Bonus	−	1,268,750		−	1,268,750		1,268,750
LTIP	−	222,272	(2)	−	666,815	(3)	666,815	(3)
Equity	−	−		−	−		−
Insurance Proceeds	−	−		−	−		1,000,000

Total Severance Payment	−	1,678,522		−	2,123,065	(4)	3,123,065

(1)	Monthly salary at a rate of $37,500 for the period January 1, 2008 through May 31, 2008.

(2)	Pursuant to the terms of Mr. McWaters retirement agreement, earned but unpaid LTIP Awards vest and became payable upon termination.

(3)	Pursuant to the terms of the LTIP Awards, all vested and unvested LTIP Awards vest and became payable upon death or disability.

(4)	The Company shall be entitled to reduce the cash payments by the amount of any disability payments that Mr. McWaters receives under any disability policy maintained by the Company for his benefit.

Other Executive Agreements and Arrangements

Employment Agreement with James G. Carlson

The Company has an employment agreement with Mr. Carlson. The agreement commenced on January 16, 2008 and continues for a period of three years, with successive one-year automatic renewal terms thereafter, unless earlier terminated in accordance with the agreement. Mr. Carlson earns an annual base salary of $725,000, which is to be reviewed for adjustment on an annual basis by the Board of Directors of the Company. Mr. Carlson is eligible to participate in the Cash Incentive Plan and the Equity Incentive Plan in accordance with the terms and conditions of the plans, including such opportunities and limitations as may be applicable specifically to his position. He is also eligible to participate in Company’s other compensation and benefits plans on the same basis as other senior management level employees of the Company.

Mr. Carlson is entitled to certain severance payments if his employment is terminated by the Company without Cause (as defined in the agreement), including as a result of his death or following his Permanent Disability (as defined in the agreement), or in the event Mr. Carlson terminates his employment for Changed Circumstances (as defined in the agreement). These potential severance payments are described above under the heading “Potential Involuntary Termination Severance Payments for Mr. Carlson.” In the event of a change in control, Mr. Carlson shall be entitled to the benefits set forth in our CIC Policy, as described above.

Retirement and Consulting Agreement with Jeffrey L. McWaters

In connection with his retirement as Chief Executive Officer, the Company and Jeffrey L. McWaters entered into a Retirement and Consulting Agreement. Mr. McWaters resigned as Chief Executive Officer effective August 31, 2007. Pursuant to the terms of the agreement, Mr. McWaters will serve as Chairman of the Board until immediately prior to the Company’s 2008 Annual Meeting of Stockholders and as an employee through the end of the month in which the Annual Meeting occurs (the “Employment Period”). Following the end of the Employment Period through August 31, 2009, Mr. McWaters will serve as a consultant to the Company (the “Consulting Period”).

Mr. McWaters’ will receive a base monthly salary of $37,500 during the Employment Period and remain eligible to receive an annual cash bonus and equity grant for the 2007 performance year, and awards in connection with the Company’s 2009 LTIP and 2010 LTIP. Additionally, during the Employment Period, Mr. McWaters continues to be eligible to participate in the Company’s compensation and benefits plans on the same basis as other management level employees of the Company.

Pursuant to the agreement, effective as of September 30, 2007, (i) all unvested options to purchase shares of Company stock previously granted to Mr. McWaters vested and became immediately exercisable, (ii) the restrictions on transfer applicable to 25,508 shares of restricted stock of the Company granted to Mr. McWaters on March 13, 2007 immediately lapsed, and (iii) the post-employment termination exercise period in the case of termination without cause, death or disability was, to the extent it was less that twelve months, extended to a period of twelve months for any unexercised options outstanding as of the date of retirement attributable to grants made in 2000, 2002 and 2004. The Committee chose to accelerate vesting and lengthen the post-termination exercise period of such equity awards in consideration of the valuable contributions that Mr. McWaters had made to the Company as its founder and Chief Executive Officer.

Mr. McWaters is entitled to certain severance payments if his employment is terminated by the Company without Cause (as defined in the agreement) prior to his last day of employment on May 31, 2008, including as a result of his death. These potential severance payments are described above under the heading “Potential Involuntary Termination Severance Payments for Mr. McWaters.” In the event of a change in control prior to his last day of employment on May 31, 2008, Mr. McWaters shall be entitled to the benefits set forth in the CIC Policy, as described above.

In consideration of Mr. McWaters’ provision of services during the Consulting Period, the Company shall pay Mr. McWaters a base monthly consulting fee of $27,083. Additionally, from the date of the agreement through the Consulting Period, the Company shall provide Mr. McWaters with administrative support, including executive-level secretarial support and office space.

Compensation of Directors

Directors who are officers or employees of the Company receive no compensation for service as a member of the Board of Directors. Directors who are not officers or employees of the Company (“Non-management Directors”) receive the compensation described below.

Cash Compensation.  Non-management directors receive a quarterly retainer of $8,750, payable in arrears, and an attendance fee of $2,500 for each Board of Directors meeting attended in person and $1,000 for participating by conference call in a Board of Directors meeting. The Audit Committee Chairperson and the Compensation Committee Chairperson receive an additional retainer of $10,000, payable $2,500 per quarter, in arrears, and the Nominating and Corporate Governance Committee Chairperson receives an additional retainer of $8,000, payable $2,000 per quarter, in arrears. Non-management Directors receive an attendance fee of $1,500 for each Committee meeting attended in person and $1,000 for participating by conference call in a Committee meeting. Non-management Directors are also reimbursed for their reasonable expenses incurred in connection with their service.

Equity Compensation.  Non-management directors receive an annual equity grant with a value of approximately $170,000, based upon the Black-Scholes-Merton methodology, comprised of nonqualified stock options and shares of restricted stock. The date of grant of the award is the day of the annual meeting of stockholders. The grants of both the nonqualified stock options and shares of restricted stock will vest in full on the first anniversary of the date of grant. The nonqualified option grants have an exercise price equal to the closing price of the Company’s common stock on the last trading day immediately preceding the date of grant. On May 10, 2007, our Non-management Directors received equity grants comprised of nonqualified stock options to purchase 6,415 shares of the Company’s common stock and 3,316 shares of restricted stock. The exercise price of the stock options is $25.63. The stock options expire seven years from the date of grant.

Non-management Director compensation for 2007 is set forth in the following table.

2007 Compensation of Directors

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive	Deferred
	Fees Earned	Stock	Option	Plan	Compensation	All Other
	or Paid Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	$	$(1)	$(2)	$	$	$	$

Thomas E.Capps (3)(4)	72,500	131,701	68,584	—	—	—	272,785
Jeffrey B. Child (5)	81,500	84,838	68,584	—	—	—	234,922
Kay Coles James (4)(6)	68,000	178,563	68,584	—	—	—	315,147
William J. McBride (7)	102,000	84,838	68,584	—	—	—	255,422
Uwe E. Reinhardt, Ph.D. (8)	68,000	84,838	68,584	—	—	—	221,422
Richard D. Shirk (9)	97,500	84,838	68,584	—	—	—	250,922

(1)	Amounts reflected under Stock Awards represent the expense recorded in the Company’s 2007 audited consolidated financial statements based on the fair value of restricted stock awards as of the closing market price on the day prior to the date of grant.

(2)	Amounts reflected under Option Awards represent the expense recorded in the Company’s 2007 audited consolidated financial statements based on the fair value of stock option awards using the Black-Scholes-Merton option pricing model. The assumptions used in this model are detailed in Note 8 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 22, 2008.

(3)	As of December 31, 2007, Mr. Capps has 26,000 vested options outstanding with an exercise price of $19.96 and an expiration date of May 11, 2014; 26,000 vested options with an exercise price of $38.69 and an expiration date of May 11, 2015; and 6,441 vested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013; 6,415 unvested options outstanding with an exercise price of $25.63 and an expiration date of May 10, 2014 that will vest in full on May 10, 2008; and 3,316 unvested shares of restricted stock that will fully vest on May 10, 2008. The total grant date fair value of options granted in 2007 using the Black-Scholes-Merton option pricing model was $65,933 and the total value of restricted stock granted in 2007 was $84,989.

(4)	On May 10, 2006, Mr. Capps and Ms. James received an additional one-time grant of restricted stock having a value equivalent to a grant of nonqualified options covering 10,000 and 20,000 shares respectively, as determined using the Black-Scholes-Merton methodology. Based upon the closing price of the Company’s common stock on May 9, 2006, this translated into a grant of 4,790 shares of restricted stock to Mr. Capps and 9,580 shares of restricted stock to Ms. James. The restricted stock vested in full on May 10, 2007. The grants of restricted stock were made in satisfaction of the Company’s commitment to Mr. Capps and Ms. James to award them a grant of 26,000 nonqualified stock options each year for the first three years of their service as a Director.

(5)	As of December 31, 2007, Mr. Child has 80,000 vested options outstanding with an exercise price of $20.49 and an expiration date of November 5, 2013 and 6,441 vested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013; 6,415 unvested options outstanding with an exercise price of $25.63 and an expiration date of May 10, 2014 that will vest in full on May 10, 2008; and 3,316 unvested shares of restricted stock that will fully vest on May 10, 2008. The total grant date fair value of options granted in 2007 using the Black-Scholes-Merton option pricing model was $65,933 and the total value of restricted stock granted in 2007 was $84,989.

(6)	As of December 31, 2007, Ms. James has 26,000 vested options outstanding with an exercise price of $38.69 and an expiration date of May 11, 2015 and 6,441 vested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013; 6,415 unvested options outstanding with an exercise price of $25.63 and an expiration date of May 10, 2014 that will vest in full on May 10, 2008; and 3,316 unvested shares of restricted stock that will fully vest on May 10, 2008. The total grant date fair value of options granted in 2007 using the Black-Scholes-Merton option pricing model was $65,933 and the total value of restricted stock granted in 2007 was $84,989.

(7)	As of December 31, 2007, Mr. McBride has 25,000 vested options outstanding with an exercise price of $7.50 and an expiration date of February 15, 2011; 80,000 vested options outstanding with an exercise price of $21.25 and an expiration date of July 30, 2013; and 6,441 vested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013; 6,415 unvested options outstanding with an exercise price of $25.63 and an expiration date of May 10, 2014 that will vest in full on May 10, 2008; and 3,316 unvested shares of restricted stock that will fully vest on May 10, 2008. The total grant date fair value of options granted in 2007 using the Black-Scholes-Merton option pricing model was $65,933 and the total value of restricted stock granted in 2007 was $84,989.

(8)	As of December 31, 2007, Dr. Reinhardt has 80,000 vested options outstanding with an exercise price of $10.63 and an expiration date of February 7, 2012; 26,000 vested options with an exercise price of $19.96 and an expiration date of May 11, 2014; 16,000 vested options with an exercise price of $38.69 and an expiration date of May 11, 2015 and 6,441 vested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013; 6,415 unvested options outstanding with an exercise price of $25.63 and an expiration date of May 10, 2014 that will vest in full on May 10, 2008; 3,316 unvested shares of restricted stock that will fully vest on May 10, 2008. The total grant date fair value of options granted in 2007 using the Black-Scholes-Merton option pricing model was $65,933 and the total value of restricted stock granted in 2007 was $84,989.

(9)	As of December 31, 2007, Mr. Shirk has 80,000 vested options outstanding with an exercise price of $12.46 and an expiration date of August 7, 2012; 26,000 vested options outstanding with an exercise price of $38.69 and an expiration date of May 11, 2015 and 6,441 vested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013; 6,415 unvested options outstanding with an exercise price of $25.63 and an expiration date of May 10, 2014 that will vest in full on May 10, 2008; and 3,316 unvested shares of restricted stock that will fully vest on May 10, 2008. The total grant date fair value of options granted in 2007 using the Black-Scholes-Merton option pricing model was $65,933 and the total value of restricted stock granted in 2007 was $84,989.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions.

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of its executive officers and Directors. The indemnification agreement provides that the Director or officer will be indemnified to the fullest extent permitted by law for claims arising in such person’s capacity as a Director or executive officer. The agreement further provides that in the event of a change of control of the Company, the Company would seek legal advice from an approved special independent counsel selected by the officer or Director, who has not performed services for either party for five years, to determine the extent to which the executive officer or Director would be entitled to an indemnity under applicable law. Also, in the event of a change of control or a potential change of control, the Company would, at the executive officer’s or Director’s request, establish a trust in an amount equal to all reasonable expenses anticipated in connection with investigating, preparing for and defending any claim. The Company believes that these agreements are necessary to attract and retain skilled management with experience relevant to our industry.

PROPOSAL #2:

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon the recommendation of our Audit Committee, the Board of Directors has appointed KPMG LLP to serve as our independent registered public accounting firm for 2008. KPMG LLP has served in this capacity since 1994. We are asking our stockholders to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for 2008. No Director or executive officer of the Company has any substantial interest in the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our stockholders as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may, subject to the approval of the Board of Directors, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for ratification of the Board of Directors appointment of KPMG LLP as our independent registered public accounting firm. In tabulating the vote, abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR such ratification.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for 2007 and 2006 and for fees billed for other services rendered by KPMG LLP:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit Fees	$1,381,000	$1,521,000
Audit Related Fees	91,000	86,500
Tax Fees	3,400	925
All Other Fees	59,500	37,400

Total Fees	$1,534,900	$1,645,825

Audit Fees

Audit Fees consisted of fees billed for professional services rendered for the audits of the Company’s consolidated financial statements, the audits of the Company’s internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The aggregate Audit Fees billed for each of the last two fiscal years are set forth in the above table.

Audit Related Fees

Audit Related Fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and attest services that are required by statute or regulation. The aggregate Audit Related Fees billed for each of the last two fiscal years are set forth in the above table.

Tax Fees

Tax Fees consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax audit defense. The aggregate Tax Fees billed for each of the last two fiscal years are set forth in the above table.

All Other Fees

All Other Fees consisted of assistance and consultations related to state examiner reviews and comfort letters in connection with the Company’s issuance of 2% Convertible Notes. The aggregate Other Fees billed for each of the last two fiscal years are set forth in the above table.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under SEC Rule 14a-8 as currently in effect, any holder of at least $2,000 in market value of our common stock who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2009 annual meeting of stockholders must transmit that proposal (along with his name, address, the number of shares of common stock that he holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such common stock through the date of the 2009 meeting) in writing not later than December 5, 2008. Under the Company’s Amended and Restated By-Laws, notice of any other stockholder proposal and stockholder nominations of directors to be made at the 2009 annual meeting of stockholders, subject to certain exceptions if the meeting date is moved by more than 30 days from the anniversary date of the prior annual meeting, must be received not less than 60 days nor more than 90 days prior to the one-year anniversary of the 2008 annual meeting. All proposals of stockholders intended to be presented at the next annual meeting must be sent to the Corporate Secretary, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to March 9, 2009.

OTHER MATTERS

If you are the beneficial owner, but not the record holder, of the Company’s common stock, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should notify the Company by calling (757) 490-6900 or by submitting a request to the attention of the Corporate Secretary, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

As of the date of this proxy statement, we do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the annual meeting, the persons named as your proxies will be able to vote those matters in their discretion in accordance with their best judgment.

By Order of the Board of Directors,

Stanley F. Baldwin
Executive Vice President,
General Counsel and Secretary

Exhibit A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF AMERIGROUP CORPORATION
ADOPTED AS OF MARCH 19, 2008

I. PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of AMERIGROUP Corporation (the “Corporation”) is to (a) assist the Board’s oversight of (i) the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation, (ii) the Corporation’s compliance with certain legal and regulatory requirements, (iii) the qualifications and independence of the Corporation’s independent registered public accounting firm (the “Public Accounting Firm”), and (iv) the performance of the Corporation’s Public Accounting Firm and the Corporation’s internal audit function, and (b) prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Corporation’s processes to manage business and financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the Public Accounting Firm engaged to prepare or issue an audit report on the financial statements of the Corporation.

II. COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined by the Board, who are qualified to serve on the Committee (“Independent Directors”) pursuant to the requirements of the New York Stock Exchange (“NYSE”), or other applicable exchange or organized market on which the Corporation’s common stock is traded (together, “other applicable exchange”), and any additional requirements that the Board deems appropriate. Each member of the Committee must be generally knowledgeable in financial and auditing matters and at least one member shall be an “audit committee financial expert” as defined by the rules and regulations of the SEC. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws, regulations and listing requirements of the NYSE or other applicable exchange shall be followed in evaluating a member’s independence. No member of the Committee may serve simultaneously on the audit committees of more than two (2) other public companies.

The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the Annual Meeting of Stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet at least six times a year. Additional meetings may occur as the Committee or its chairperson deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings. The Committee should meet separately on a periodic basis with (i) management, (ii) the general auditor or other person responsible for the internal audit function, (iii) the Corporation’s Public Accounting Firm, and (iv) the Chief Accounting Officer, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

IV. COMMUNICATIONS/REPORTING

The Public Accounting Firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the Public Accounting Firm, the internal auditors, and the Corporation’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report regularly on Audit Committee actions and activities to the full Board.

The Committee shall receive at least annually from the Corporation’s Public Accounting Firm and review a report describing: (i) the Public Accounting Firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Public Accounting Firm, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Public Accounting Firm, and any steps taken to deal with any such issues; and (iii) all relationships between the Public Accounting Firm and the Corporation (including a description of each category of services provided by the Public Accounting Firm to the Corporation and a list of the fees billed for each such category).

The Committee should present annually its conclusions with respect to the Public Accounting Firm, as well as its review of the lead partner and the reviewing partner of the Public Accounting Firm, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

V. EDUCATION

The Corporation is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Corporation and other material as may be requested by the Committee. The Corporation shall assist the Committee in maintaining appropriate financial literacy.

VI. AUTHORITY OF THE COMMITTEE

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Committee will be provided with appropriate funding by the Corporation, as the Committee determines, for the payment of compensation to the Corporation’s Public Accounting Firm, outside counsel and other advisors as it deems appropriate, and the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

VII. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the Public Accounting Firm in carrying out its oversight responsibilities. Management of the Corporation is responsible for determining the Corporation’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The Public Accounting Firm is responsible for auditing the Corporation’s financial statements and the effectiveness of the Corporation’s internal control over financial reporting. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Corporation’s standard of business conduct, codes of ethics, internal policies, procedures, and controls.

VIII. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisors as it deems necessary.

AMERIGROUP CORPORATION
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST
Fiscal Year 2008 (Adopted March 19, 2008)

		Q1	Q2	Q3	Q4	A/N*

1	Review and update the Audit Committee Charter and Responsibilities Checklist annually.	X
2	Verify the Committee consists of a minimum of three members who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise.	X				X
3	Verify that no member of the Audit Committee shall receive any compensation from the Corporation, other than fees for serving on the Board of Directors or any of its Committees.		X
4	Review and verify there are no transactions between the Company and officers and directors, or affiliates of officers or directors that are not a normal part of the Company’s business, and approve those related-party transactions that would be disclosed as required by SEC Regulation S-K, Item 404.			X		X
5	Meet six times per year or more frequently as circumstances require and ensure accurate records and minutes of Committee activities are maintained. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.	X	X	X	X	X
6	Prepare the agenda for Committee meetings in consultation between the Committee Chair (with input from the Committee members), the General Auditor, Finance management, the General Counsel and Secretary, and the independent registered public accounting firm (the “Public Accounting Firm”).	X	X	X	X	X
7	Provide an open avenue of communication between the internal auditors, the Public Accounting Firm, Finance management and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee deems appropriate.					X
8	Appoint or replace the Public Accounting Firm and approve the terms on which they are engaged for the ensuing fiscal year.	X
9	Approve in advance the audit and non-audit work to be performed by the Public Accounting Firm. Between meetings the Chair may act on behalf of the Committee.	X				X
10	Evaluate the Public Accounting Firm’s qualifications, performance, and independence, including that of the lead partner at least annually. The evaluation will include obtaining a written report from the Public Accounting Firm describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or PCAOB review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.	X				X
11	Ensure receipt from the Public Accounting Firm of a formal written statement delineating all relationships between the Public Accounting Firm and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the Public Accounting Firm about any disclosed relationships or services that may impact the objectivity and independence of the Public Accounting Firm, and take appropriate action to oversee the independence of the Public Accounting Firm.	X

		Q1	Q2	Q3	Q4	A/N*

12	Review and approve the mission, authority, functions, performance and business plan of the Internal Audit Department, annually.		X
13	Review and concur in the appointment, replacement, reassignment, dismissal and annually the compensation of the General Auditor.				X	X
14	Approve the staffing and budget of the Internal Audit Department annually.		X
15	Review with the General Auditor and the Public Accounting Firm the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.		X	X
16	Participate in a telephonic meeting among Finance management, the General Auditor and the Public Accounting Firm before each earnings release to discuss the earnings release, financial information, use of any non-GAAP information, and earnings guidance.	X	X	X	X
17	Review and discuss with Finance management and the Public Accounting Firm the Company’s quarterly financial statements.	X	X	X	X
18	Review the periodic reports of the Company with Finance management, the General Auditor and the Public Accounting Firm prior to filing of the reports (including interim reporting) with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.	X	X	X	X
19	In connection with each periodic report of the Company, review:
	a. Management’s disclosure to the Committee and the Public Accounting Firm under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting	X	X	X	X
	b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act and the process conducted to support the certifications.	X	X	X	X
20	Review with Finance management and the Public Accounting Firm at the completion of the annual audit:
	a. The Company’s annual financial statements and related footnotes				X
	b. The Public Accounting Firm’s audit of the financial statements and its report thereon, including any matters to be communicated by the Public Accounting Firm pursuant to Section 10A of the Securities Exchange Act of 1934.				X -
	c. Any significant changes required in the Public Accounting Firm’s audit plan.				X	X
	d. Any serious difficulties or disputes with management encountered during the course of the audit and management’s response.				X	X
	e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.				X	X
21	Consider annually the Public Accounting Firm’s judgments regarding the quality and appropriateness of the Company’s critical accounting policies and consider and approve significant changes.				X	X
22	Consider and review with Finance management, the Public Accounting Firm and the General Auditor:

		Q1	Q2	Q3	Q4	A/N*

	a. The Company’s annual assessment of the effectiveness of its internal controls and the Public Accounting Firm’s attestation.				X
	b. The adequacy of the Company’s internal controls including computerized information system controls and security.				X
	c. Any “material weakness” or “significant deficiency” in the design or operation of internal control over financial reporting, and any steps taken to resolve the issue.				X
	d. Any related significant findings and recommendations of the Public Accounting Firm and internal audit together with management’s responses.				X
23	Resolve any disagreements between management and the Public Accounting Firm about financial reporting.					X
24	Review with Finance management any significant changes to GAAP and/or SAP policies or standards.					X
25	Consider and review with management and the General Auditor:
	a. Significant findings noted during the year by Internal Audit or the Public Accounting Firm and management’s response thereto.		X	X	X	X
	b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work, access to required information or what they reported.					X
	c. Any significant changes required in planned scope of their audit plan					X
26	Inquire of management, the General Auditor, and the Public Accounting Firm about significant risks or exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.	X			X	X
27	Review with the General Counsel, legal and regulatory matters that may have a material impact on the financial statements.					X -
28	Review and oversee procedures for (i) receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters.	X
29	Meet with the Public Accounting Firm in executive sessions to discuss any matters that the Committee or the Public Accounting Firm believe should be discussed privately with the Audit Committee.	X	X	X	X
30	Meet with the General Auditor in executive sessions to discuss any matters that the Committee or the General Auditor believes should be discussed privately with the Committee.	X	X	X	X
31	Meet with Finance management in executive session to discuss any matters that the Committee or Finance management believes should be discussed with the Audit Committee.	X	X	X	X
32	Perform an annual self assessment of the performance of the Committee.	X
33	Report annually to the Board of Directors on the performance, activities and actions of the Committee.	X
34	Provide a report in the Company’s annual proxy statement regarding the Audit Committee’s review and discussion of matters with management and the Public Accounting Firm.	X
35	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years. (Last included in 2007).					X

		Q1	Q2	Q3	Q4	A/N*

36	Review hiring policies for employees or former employees of the Public Accounting Firm who were engaged on the Company’s account.					X
37	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.					X

AMERIGROUP Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned does hereby appoint James W. Truess and Stanley F. Baldwin, Esq., each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote all common shares of the undersigned in AMERIGROUP Corporation at the Annual Meeting of Stockholders to be held on May 8, 2008 at 10:00 a.m. Eastern Time in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, and at any adjournment thereof, upon all matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this proxy and in their discretion on any other business as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF AMERIGROUP Corporation May 8, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20330000000000000000 9 050808 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS — Nominees for term ending in 2011: 2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING NOMINEES: FIRM. FOR ALL NOMINEES O James G. Carlson O Jeffrey B. Child O Richard D. Shirk THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2. WITHHOLD AUTHORITY FOR ALL NOMINEES 3. In their discretion, the proxies are authorized to vote upon such other business FOR ALL EXCEPT THE BOARD OF DIRECTORS RECOMMENDS as may properly come before the meeting. (See instruction below) A VOTE “FOR” PROPOSAL 1. THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND THE NOMINEES. IT IS IMPORTANT THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: The undersigned Stockholder(s) hereby vote(s) as indicated all of the Shares which he/she/it owned of record at the close of business on March 21, 2008, or as authorized pursuant to a proxy or proxies for such stockholder(s). To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.